                                                                Exhibit 10.12(b)
                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       FOR

                   CHARTER COMMUNICATIONS HOLDING COMPANY, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY






THE MEMBERSHIP INTERESTS REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH MEMBERSHIP INTERESTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE MEMBERSHIP INTERESTS REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS, AND CONDITIONS WHICH ARE SET FORTH HEREIN.

                                            TABLE OF CONTENTS
                                            -----------------

                                                                                                         Page
                                                                                                         ----
ARTICLE I         DEFINITIONS.............................................................................2

         1.1      "Act" ..................................................................................2

         1.2      "Adjusted Capital Account Deficit"......................................................2

         1.3      "Affiliate".............................................................................3

         1.4      "Agreement".............................................................................3

         1.5      "Allocated Tax Deductions"..............................................................3

         1.6      "Allocation Period".....................................................................3

         1.7      "Approval of the Class A Common Members"................................................3

         1.8      "Approval of the Members"...............................................................3

         1.9      "Bankruptcy"............................................................................4

         1.10     "Baseline Tax Deductions"...............................................................4

         1.11     "Basis".................................................................................4

         1.12     "Board" ............................................................................... 4

         1.13     "Bresnan Contributed Interest"..........................................................4

         1.14     "Bresnan Exchange Agreement"............................................................4

         1.15     "Bresnan Holder"........................................................................4

         1.16     "Bresnan Keepwell Agreement"............................................................4

         1.17     "Bresnan Permitted Transferee"..........................................................4

         1.18     "Bresnan Purchase Agreement"............................................................5

         1.19     "Bresnan Put Agreement".................................................................5

         1.20     "Bresnan Sellers".......................................................................5

         1.21     "Bresnan Tag-Along Agreement"...........................................................5

         1.22     "Bresnan-TCI Put Agreement".............................................................5

         1.23     "Cable Transmission Business"...........................................................5

                                                                                                         Page
                                                                                                         ----
         1.24     "Capital Account".......................................................................5

         1.25     "Capital Contribution...................................................................5

         1.26     "Certificate"...........................................................................5

         1.27     "Charter Value".........................................................................5

         1.28     "CII" ..................................................................................6

         1.29     "CII Exchange Agreement"................................................................6

         1.30     "Class A Common Contributed Property"...................................................6

         1.31     "Class A Common Member".................................................................6

         1.32     "Class A Common Stock"..................................................................6

         1.33     "Class A Common Units"..................................................................6

         1.34     "Class A Preferred Contributed Amount"..................................................6

         1.35     "Class A Preferred Contributed Property"................................................6

         1.36     "Class A Preferred Measuring Date"......................................................6

         1.37     "Class A Preferred Member"..............................................................6

         1.38     "Class A Preferred Return Amount".......................................................7

         1.39     "Class A Preferred Units"...............................................................7

         1.40     "Class B Common Change Date"............................................................7

         1.41     "Class B Common Contributed Property"...................................................7

         1.42     "Class B Common Measuring Date".........................................................7

         1.43     "Class B Common Member".................................................................7

         1.44     "Class B Common Stock"..................................................................7

         1.45     "Class B Common Units"..................................................................7

         1.46     "Class C Common Change Date"............................................................7

         1.47     "Class C Common Contributed Property"...................................................7

         1.48     "Class C Common Measuring Date".........................................................7

                                      -ii-

                                                                                                         Page
                                                                                                         ----
         1.49     "Class C Common Member".................................................................7

         1.50     "Class C Common Units"..................................................................7

         1.51     "Class D Common Measuring Date".........................................................8

         1.52     "Class D Common Member".................................................................8

         1.53     "Class D Common Units"..................................................................8

         1.54     "Code"..................................................................................8

         1.55     "Combined Book Profits" and "Combined Book Losses"......................................8

         1.56     "Common Members"........................................................................8

         1.57     "Common Units"..........................................................................8

         1.58     "Company"...............................................................................8

         1.59     "Company Minimum Gain"..................................................................8

         1.60     "Company Notice" .......................................................................8

         1.61     "Depreciation"..........................................................................8

         1.62     "Depreciation Allocations"..............................................................8

         1.63     "Effective Time"........................................................................8

         1.64     "Election Notice".......................................................................8

         1.65     "Exercising Member".....................................................................9

         1.66     "Existing LLC Agreement"................................................................9

         1.67     "Fair Market Value".....................................................................9

         1.68     "Falcon" ...............................................................................9

         1.69     "Falcon Cash Consideration".............................................................9

         1.70     "Falcon Companies"......................................................................9

         1.71     "Falcon Contributed Interest"...........................................................9

         1.72     "Falcon Equity Value"...................................................................9

         1.73     "Falcon Exchange Agreement".............................................................9

                                                                                                         Page
                                                                                                         ----

         1.74     "Falcon Purchase Agreement".............................................................9

         1.75     "Falcon Purchased Interests"............................................................9

         1.76     "Falcon Put Agreement"..................................................................9

         1.77     "Falcon Registration Rights Agreement"..................................................9

         1.78     "Falcon Sellers"........................................................................9

         1.79     "Falcon Tag-Along Agreement"............................................................9

         1.80     "FHGLP" ................................................................................9

         1.81     "Gross Asset Value"....................................................................10

         1.82     "Higher Initial Appraisal".............................................................10

         1.83     "Incidental Business"..................................................................10

         1.84     "IPO" .................................................................................10

         1.85     "Lower Initial Appraisal"..............................................................10

         1.86     "Manager"..............................................................................11

         1.87     "Member" ..............................................................................11

         1.88     "Member Nonrecourse Debt"..............................................................11

         1.89     "Member Nonrecourse Debt Minimum Gain".................................................11

         1.90     "Member Nonrecourse Deductions"........................................................11

         1.91     "Membership Interest"..................................................................11

         1.92     "Minimum Falcon Contributed Interest"..................................................11

         1.93     "Net Cash From Operations".............................................................11

         1.94     "Net Cash From Sales or Refinancings"..................................................11

         1.95     "Net Profits" and "Net Losses".........................................................11

         1.96     "Nonrecourse Deductions"...............................................................13

         1.97     "Nonrecourse Liability"................................................................13

         1.98     "Non-Recognition Transaction"..........................................................13

                                                                                                         Page
                                                                                                         ----
         1.99     "Notice" ..............................................................................13
         1.100    "Offered Interest".....................................................................13

         1.101    "Percentage Interest"..................................................................13

         1.102    "Person" ..............................................................................13

         1.103    "Properly Allocated"...................................................................13

         1.104    "Property".............................................................................13

         1.105    "Proposed Transferee"..................................................................13

         1.106    "PublicCo".............................................................................13

         1.107    "Regulations"..........................................................................13

         1.108    "Regulatory Allocations"...............................................................13

         1.109    "Remedial Method"......................................................................13

         1.110    "Rifkin Contributed Interest"..........................................................14

         1.111    "Rifkin Contribution Agreement"........................................................14

         1.112    "Rifkin Holder"........................................................................14

         1.113    "Rifkin Purchase Agreement"............................................................14

         1.114    "Rifkin Put Agreement".................................................................14

         1.115    "Securities Act".......................................................................14

         1.116    "Special Allocation Amount"............................................................14

         1.117    "Special Allocation Amount Ratio"......................................................14

         1.118    "Special Loss Allocations".............................................................14

         1.119    "Special Profit Allocations"...........................................................14

         1.120    "Subsidiary"...........................................................................14

         1.121    "Target Capital Account"...............................................................15

         1.122    "Tentative Taxable Income" and "Tentative Tax Loss"....................................15

         1.123    "Traditional Method"...................................................................15

                                                                                                         Page
                                                                                                         ----
         1.124    "Transaction Documents"................................................................15

         1.125    "Transfer".............................................................................15

         1.126    "Transferring Member"..................................................................15

         1.127    "Units" ...............................................................................15

         1.128    "VCOC" ................................................................................15

         1.129    "VCOC Exception".......................................................................15

         1.130    "Vulcan Cable".........................................................................15

ARTICLE II                 ORGANIZATIONAL MATTERS........................................................15

         2.1      Formation.  ...........................................................................15

         2.2      Name. .................................................................................16

         2.3      Term. .................................................................................16

         2.4      Principal Office; Registered Agent.  ..................................................16

         2.5      Purpose of Company.  ..................................................................16

         2.6      Future Transactions....................................................................16

ARTICLE III                CAPITAL CONTRIBUTIONS AND UNITS...............................................17

         3.1      Capital Contributions..................................................................17

                  3.1.1    CII or an Affiliate of CII....................................................17

                  3.1.2    Rifkin Holders................................................................17

                  3.1.3    PublicCo......................................................................17

                  3.1.4    Bresnan Holders...............................................................18

                  3.1.5    FHGLP.........................................................................18

         3.2      Additional Capital Contributions.......................................................18

         3.3      Capital Accounts.  ....................................................................18

         3.4      No Interest.  .........................................................................19

                                                                                                         Page
                                                                                                         ----
         3.5      Limited Withdrawal Rights of Members; Redemption Rights of the Company.................19

                  3.5.1    No Withdrawal in General......................................................19

                  3.5.2    Redemption of Class A Preferred Units.........................................19

                  3.5.3    Right to Redeem Class A Preferred Units.......................................20

                  3.5.4    Redemption of Class B Common Units............................................20

                  3.5.5    Redemption of Certain Class D Common Units....................................20

         3.6      Units.   ..............................................................................20

                  3.6.1    Classes and Number of Units...................................................20

                  3.6.2    Class A Common Units..........................................................20

                  3.6.3    Class A Preferred Units.......................................................21

                  3.6.4    Class B Common Units..........................................................21

                  3.6.5    Class C Common Units..........................................................22

                  3.6.6    Class D Common Units..........................................................22

                  3.6.7    Dilution of Common Units......................................................22

         3.7      Equal Treatment........................................................................22

         3.8      Limited Liability Company Certificates.................................................22

ARTICLE IV                 MEMBERS.......................................................................23

         4.1      Limited Liability.  ...................................................................23

         4.2      Admission of Members...................................................................23

         4.3      Meetings of Members....................................................................23

         4.4      Voting by Members.  ...................................................................24

         4.5      Members Are Not Agents.  ..............................................................24

         4.6      No Withdrawal.  .......................................................................24

ARTICLE V                  MANAGEMENT AND CONTROL OF THE COMPANY.........................................25

                                                                                                         Page
                                                                                                         ----
         5.1      Management of the Company by Manager...................................................25

         5.2      Board of Directors.....................................................................26

         5.3      Board of Director Meetings.............................................................27

                  5.3.1    Regular Meetings..............................................................27

                  5.3.2    Special Meetings..............................................................27

                  5.3.3    Telephonic Meetings...........................................................27

                  5.3.4    Quorum........................................................................27

                  5.3.5    Action Without Meeting........................................................27

                  5.3.6    Board's Duty of Care..........................................................27

         5.4      Officers...............................................................................27

                  5.4.1    Number, Titles, and Qualification.............................................27

                  5.4.2    Removal.......................................................................28

                  5.4.3    Resignations..................................................................28

                  5.4.4    Vacancies.....................................................................28

                  5.4.5    Action with Respect to Securities of Other Entities...........................28

                  5.4.6    Bonds of Officers.............................................................28

                  5.4.7    Compensation..................................................................28

                  5.4.8    Officers of Operating Companies, Regions or Divisions.........................28

                  5.4.9    Duties and Authority of Officers..............................................29

         5.5      Indemnification........................................................................30

                  5.5.1    Indemnification...............................................................30

                  5.5.2    Expenses......................................................................30

         5.6      Devotion of Time.......................................................................30

         5.7      Competing Activities...................................................................31

         5.8      Remuneration for Management or Other Services..........................................33

                                                                                                         Page
                                                                                                         ----
         5.9      Reimbursement of Expenses..............................................................33

ARTICLE VI                 ALLOCATIONS OF NET PROFITS AND NET LOSSES AND DISTRIBUTIONS...................33

         6.1      Allocations of Net Profits.............................................................33

         6.2      Allocations of Net Losses..............................................................34

         6.3      Special Allocations....................................................................35

                  6.3.1    Minimum Gain Chargeback.......................................................35

                  6.3.2    Member Minimum Gain Chargeback................................................35

                  6.3.3    Qualified Income Offset.......................................................36

                  6.3.4    Nonrecourse Deductions Referable to Liabilities Owed to
                           Non-Members...................................................................36

                  6.3.5    Member Nonrecourse Deductions.................................................36

                  6.3.6    Section 754 Adjustments.......................................................36

                  6.3.7    Depreciation and Amortization.................................................36

                  6.3.8    Preferred Return Allocations..................................................39

         6.4      Certain Allocations to the Class A Common Members and the Class B Common
                  Members................................................................................39

         6.5      Curative Allocations...................................................................41

         6.6      Other Allocation Rules.................................................................43

                  6.6.1    Allocation of Items Included in Net Profits and Net Losses....................43

                  6.6.2    Allocations in Respect of a Transferred Membership Interest...................43

         6.7      Tax Allocations........................................................................43

                  6.7.1    Code Section 704(c)...........................................................43

                  6.7.2    Tax Credits...................................................................44

                  6.7.3    Excess Nonrecourse Liabilities................................................44

         6.8      Obligations of Members to Report Consistently..........................................44

                                                                                                         Page
                                                                                                         ----
         6.9      Distributions by the Company to Members.  ..............................................44

                  6.9.1    Mandatory Tax Distributions....................................................44

                  6.9.2    Net Cash From Operations and Net Cash From Sales or Refinancings...............44

         6.10     Advances or Drawings....................................................................44

         6.11     Distributees; Liability for Distributions.  ............................................44

         6.12     Form of Distributions.  ................................................................45

         6.13     Return of Distributions.  ..............................................................45

         6.14     Limitation on Distributions.............................................................45

         6.15     Withholding.  ..........................................................................45

ARTICLE VII                TRANSFER OF INTERESTS..........................................................45

         7.1      Transfer of Interests In General........................................................45

                  7.1.1    Conditions to Transfer.........................................................45

                  7.1.2    Pledges........................................................................46

                  7.1.3    Invalid Transfers..............................................................46

         7.2      Permitted Transfers.....................................................................46

                  7.2.1    Class A Common Units...........................................................46

                  7.2.2    Class B Common Units...........................................................46

                  7.2.3    Class C Common Units...........................................................46

                  7.2.4    Class D Common Units...........................................................1

                  7.2.5    Class A Preferred Units........................................................47

                  7.2.6    Transfer to Paul G. Allen, the Company, and Certain Other Transferees..........47

                  7.2.7    Transfers to PublicCo..........................................................48

                  7.2.8    Admission of a Transferee as a Member..........................................48

         7.3      Right of First Refusal..................................................................48

                                                                                                         Page
                                                                                                         ----

                 7.3.1    Notice of Sale..................................................................48

                  7.3.2    Company's Right of First Refusal...............................................49

                  7.3.3    Second Refusal by Members......................................................49

                  7.3.4    Exercise of Right of Refusal...................................................49

                  7.3.5    Failure to Exercise Right of First Refusal.....................................50

         7.4      Effective Date of Permitted Transfers.  ................................................50

         7.5      Effect of Permitted Transfers.  ........................................................50

         7.6      Substitution of Members.................................................................50

ARTICLE VIII               BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS.....................................51

         8.1      Books and Records.......................................................................51

         8.2      Delivery to Members and Inspection......................................................51

         8.3      Financial Statements....................................................................51

                  8.3.1    General........................................................................51

                  8.3.2    Annual Report..................................................................51

         8.4      Tax Returns.  ..........................................................................51

         8.5      Other Filings.  ........................................................................52

         8.6      Bank Accounts.  ........................................................................52

         8.7      Accounting Decisions and Reliance on Others.  ..........................................52

         8.8      Tax Matters.............................................................................52

                  8.8.1    Taxation as Partnership........................................................52

                  8.8.2    Elections; Tax Matters Partner.................................................52

                  8.8.3    Section 754 Election...........................................................52

                  8.8.4    Falcon Allocation Agreements...................................................53

ARTICLE IX                 DISSOLUTION AND WINDING UP.....................................................53

                                                                                                         Page
                                                                                                         ----
         9.1      Dissolution.............................................................................53

         9.2      Winding Up..............................................................................53

         9.3      Distributions in Kind...................................................................54

         9.4      Determination of Fair Market Value......................................................54

         9.5      Order of Distributions Upon Liquidation. ...............................................54

         9.6      Limitations on Payments Made in Dissolution.............................................55

         9.7      Certificate of Cancellation.............................................................55

         9.8      Termination.............................................................................55

         9.9      No Action for Dissolution...............................................................55

         9.10     Bankruptcy of a Member..................................................................55

ARTICLE X                  MISCELLANEOUS..................................................................55

         10.1     Complete Agreement......................................................................55

         10.2     Binding Effect..........................................................................55

         10.3     Parties in Interest.....................................................................56

         10.4     Pronouns; Statutory References; Agreement References....................................56

         10.5     Headings................................................................................56

         10.6     References to this Agreement............................................................56

         10.7     Governing Law...........................................................................56

         10.8     Severability............................................................................56

         10.9     Additional Documents and Acts...........................................................56

         10.10    Notices.................................................................................56

         10.11    Amendments..............................................................................56

         10.12    No Interest in Company Property; Waiver of Action for Partition.........................57

         10.13    Multiple Counterparts...................................................................57

         10.14    Remedies Cumulative.....................................................................57

                                                                                                         Page
                                                                                                         ----

         10.15    Investment Representation...............................................................57

         10.16    Spousal Consent ........................................................................58

                                     -xiii-

                             AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       FOR
                   CHARTER COMMUNICATIONS HOLDING COMPANY, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


         This Amended and Restated Limited Liability Company Agreement for Charter Communications Holding Company, LLC, a Delaware limited liability company ("COMPANY"), is made and entered into effective as of ______, 1999 ("EFFECTIVE TIME"), by and among the individuals and entities listed on Schedule A attached hereto, with reference to the following facts:

     A. A Certificate of Formation of the Company was filed with the Delaware Secretary of State on May 25, 1999. The Company was formed and has been heretofore operated pursuant to the Limited Liability Company Agreement entered into and made effective as of May 25, 1999 by Charter Investment, Inc. (formerly known as Charter Communications, Inc.), a Delaware corporation ("CII"), as amended and restated by (i) that certain Amended and Restated Limited Liability Company Agreement entered into and made effective as of August 10, 1999, by and between CII and Vulcan Cable III Inc., a Delaware corporation ("VULCAN CABLE") and (ii) that certain Amended and Restated Limited Liability Company Agreement entered into and made effective as of September 14, 1999, by and among CII, Vulcan Cable, and certain other investors (the "EXISTING LLC AGREEMENT").

     B. CII has previously contributed its entire one hundred percent (100%) limited liability company interest in Charter Communications Holdings, LLC, a Delaware limited liability company, to the Company. Vulcan Cable has contributed cash and assets valued in the aggregate, at the time of the contribution, at One Billion Three Hundred Twenty-Five Million Dollars ($1,325,000,000).

     C. Pursuant to (i) that certain Purchase and Sale Agreement dated as of April 26, 1999 by and among the sellers listed on the signature pages thereto, Rifkin Acquisition Partners, L.L.L.P., and CII, (ii) that certain Purchase and Sale Agreement dated as of April 26, 1999 by and among the sellers listed on the signature pages thereto, InterLink Communications Partners, LLLP, and CII (the agreements described in clauses (i) and (ii) are collectively referred to herein as the "RIFKIN PURCHASE Agreement," and all signatories to the Rifkin Purchase Agreement other than CII, Rifkin Acquisition Partners, L.L.L.P., and InterLink Communications Partners, LLLP are collectively referred to herein as the "RIFKIN SELLERS"), and (iii) that certain Contribution Agreement dated as of September 14, 1999, by and among Charter Communications Operating, LLC, the Company, and the persons listed on the signature pages thereto (the "RIFKIN CONTRIBUTION AGREEMENT"), some of the Rifkin Sellers have contributed certain assets to the Company.

     D. Charter Communications, Inc., a newly formed Delaware corporation ("PUBLICCO"), is effecting an initial public offering of its stock (the "IPO") and contributing to the Company (i) certain assets acquired utilizing certain proceeds of the IPO and (ii) the remaining net proceeds of the IPO, in order to acquire an interest in the Company and become a Member of the Company. In connection therewith, Vulcan Cable is contributing at the time of the IPO an additional Seven Hundred Fifty Million Dollars ($750,000,000) in cash to the Company.

     E. It is contemplated that pursuant to that certain Purchase and Contribution Agreement dated as of May 26, 1999, by and among CII, Falcon Communications, L.P., Falcon Holding Group, L.P. ("FHGLP"), TCI Falcon Holdings, LLC, Falcon Cable Trust, Falcon Holding Group, Inc., and DHN Inc., as amended (the "FALCON PURCHASE AGREEMENT") (all such signatories to the Falcon Purchase Agreement other than CII and Falcon Communications, L.P. are collectively referred to herein as the "FALCON SELLERS"), FHGLP will contribute certain assets to the Company and become a Member of the Company.

     F. It is contemplated that pursuant to that certain Purchase and Contribution Agreement dated as of June 29, 1999, by and among BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners, L.P., Blackstone BC Offshore Capital Partners, L.P., Blackstone Family Investment Partnership III L.P., TCI Bresnan LLC, TCID of Michigan, Inc., and the Company (the "BRESNAN PURCHASE AGREEMENT") (all such signatories to the Bresnan Purchase Agreement other than the Company are collectively referred to herein as the "BRESNAN SELLERS"), all or some of the Bresnan Sellers will contribute certain assets to the Company and become Members of the Company.

     G. The parties desire to adopt and approve this Agreement, as the limited liability company agreement for the Company, to establish their rights and responsibilities and to govern their relationships.

     NOW, THEREFORE, the Members hereby agree to amend and restate the Existing LLC Agreement in its entirety as follows:

                                   ARTICLE I

                                   DEFINITIONS

     When used in this Agreement, unless the context otherwise requires, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

     1.1 "Act" means the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101 et seq., as the same may be amended from time to time.

     1.2 "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Allocation Period, after giving effect to the following adjustments:

         1.2.1 Credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5);

         1.2.2 Credit to such Capital Account the amount of the deductions and losses referable to any outstanding recourse liabilities of the Company owed to or guaranteed by such Member (or a related person within the meaning of Regulations Section 1.752-4(b)) to the extent that no other Member bears any economic risk of loss and the amount of the deductions and losses referable to such Member's share (determined in accordance with the Member's Percentage Interest) of outstanding recourse liabilities owed by the Company to non-Members to the extent that no Member bears any economic risk of loss; and

         1.2.3 Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     1.3 "Affiliate" of any Person shall mean any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     1.4 "Agreement" means this Amended and Restated Limited Liability Company Agreement, as originally executed and as amended and/or restated from time to time.

     1.5 "Allocated Tax Deductions" has the meaning set forth in Section
6.5.2(c).

     1.6 "Allocation Period" means the Company's fiscal year, which shall be the calendar year, or any portion of such period for which the Company is required to allocate Net Profits, Net Losses, or other items of Company income, gain, loss, or deduction pursuant hereto.

     1.7 "Approval of the Class A Common Members" means the affirmative vote, approval or consent of Members holding more than fifty percent (50%) of the Class A Common Units.

     1.8 "Approval of the Members" means (i) prior to the Effective Time, the affirmative vote, approval or consent of Members holding more than fifty percent (50%) of the Class A Common Units, and (ii) upon and after the Effective Time, the affirmative vote, approval or consent of Members holding more than fifty percent (50%) of the Class B Common Units, provided that if at any time a court of competent jurisdiction shall hold that the Class B Common Stock of PublicCo is not entitled to vote, or shall enjoin the holders of the Class B Common Stock of PublicCo from exercising voting rights, (a) to elect solely all but one of the directors of PublicCo (except for any director(s) elected separately by the holders of one or more series of preferred stock of PublicCo), (b) on any other matter subject to a PublicCo shareholder vote, on the basis of (x) ten (10) votes for each share of Class B Common Stock of PublicCo held by the holders of Class B Common Stock, and for each share of Class B Common Stock for which any Units held directly or indirectly by such Persons are exchangeable, divided by (y) the number of shares of Class B Common Stock owned by such Persons, or (c) as a separate class, as to certain specified matters in the PublicCo's certificate of incorporation, as amended from time to time, that adversely affect the Class B Common Stock relating to issuance of Class B Common Stock and other equity securities other than Class A Common Stock or affecting the voting power of the Class B Common Stock, "Approval of the Members" means the affirmative vote, approval or consent of Members holding more than fifty percent (50%) of the Common Units.

     1.9 "Bankruptcy" means, with respect to any Person: (a) the filing of an application by such Person for, or such Person's consent to, the appointment of a trustee, receiver, or custodian of its assets; (b) the entry of an order for relief with respect to such Person in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by such Person of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of such Person unless the proceedings and the trustee, receiver, or custodian appointed are dismissed within one hundred twenty (120) days; or (e) the failure by such Person generally to pay such Person's debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of such Person's inability to pay its debts as they become due.

     1.10 "Baseline Tax Deductions" has the meaning set forth in Section
6.5.2(c).

     1.11 "Basis" means the adjusted basis of an asset for federal income tax purposes.

     1.12 "Board" has the meaning set forth in Section 5.2.1 of this Agreement.

     1.13 "Bresnan Contributed Interest" has the meaning ascribed to the term "Contributed Interest" in Section 2.1(b) of the Bresnan Purchase Agreement.

     1.14 "Bresnan Exchange Agreement" means the Exchange Agreement entered into as of the Class C Common Measuring Date by and among PublicCo and Bresnan Holders.

     1.15 "Bresnan Holder" means each of the Bresnan Sellers who elects to receive Class C Common Units pursuant to the Bresnan Purchase Agreement.

     1.16 "Bresnan Keepwell Agreement" means the letter agreement dated February 2, 1999 addressed to Bresnan Communications Company Limited Partnership and entered into among it and TCI Bresnan LLC, Beatrice Cable TV Company, TCI of Illinois, Inc., Heritage Cablevision of South East Massachusetts, Inc., TCI of Southern Minnesota, Inc., TCI Cablevision of Nebraska, Inc., WestMarc Development, Inc. and TCID of Michigan, Inc.

     1.17 "Bresnan Permitted Transferee" means (i) with respect to TCI Bresnan LLC and TCID of Michigan, Inc., any entity controlled by AT&T Corp., and (ii) with respect to BCI (USA), LLC and William J. Bresnan, (x) any affiliate of William J. Bresnan that is, directly or indirectly, at least eighty percent (80%) owned or controlled by William J. Bresnan, (y) William J. Bresnan's spouse and descendants (including spouses of his descendants), any trust established solely for the benefit of any of the foregoing individuals, or any partnership or other entity at least eighty percent (80%) owned or controlled directly or indirectly by any of the foregoing persons, or (z) William J. Bresnan.

     1.18 "Bresnan Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

     1.19 "Bresnan Put Agreement" means the Put Agreement entered into as of the Class C Common Measuring Date by and among Bresnan Holders and Paul G. Allen.

     1.20 "Bresnan Sellers" has the meaning set forth in the recitals to this Agreement.

     1.21 "Bresnan Tag-Along Agreement" means the Tag-Along Agreement dated as of the Class C Common Measuring Date by and among BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners L.P., Blackstone Family Investment Partnership III L.P., TCID of Michigan, Inc., TCI Bresnan LLC, Paul G. Allen, and CII.

     1.22 "Bresnan-TCI Put Agreement" means the TCI Put Agreement entered into as of the Class C Common Measuring Date by and among the Company, TCI Bresnan LLC, and TCID of Michigan, Inc..

     1.23 "Cable Transmission Business" has the meaning set forth in Section 2.5 of this Agreement.

     1.24 "Capital Account" means with respect to any Member the capital account that the Company establishes and maintains for such Member pursuant to Section
3.3 herein.

     1.25 "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the interest in the Company held by such Person. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Person related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Person until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

     1.26 "Certificate" means the Certificate of Formation of the Company originally filed with the Delaware Secretary of State, as amended and/or restated from time to time.

     1.27 "Charter Value" equals the sum of (i) Eleven Billion Two Hundred Seventy-Two Million Seven Hundred Thousand Dollars ($11,272,700,000) less liabilities of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) on the Class D Common Measuring Date, (ii) with respect to assets that are acquired by the Company or its Subsidiaries on or after May 26, 1999 and on or before the Class D Common Measuring Date (other than assets described in clauses (iii) and (iv)), the product of 17 and the projected operating cash flow of such assets for the calendar year ended December 31, 2000, determined in a manner consistent with information provided to Falcon on May 24, 1999 (the "Cash Flow Projections"),
(iii) the
purchase price (including liabilities assumed) of assets that are acquired by the Company from parties related to CII (other than assets acquired by CII or any of its Affiliates from unrelated third parties and contributed to the Company on or after May 26, 1999 and on or before the Class D Common Measuring
Date) for a purchase price less than Ten Million Dollars ($10,000,000) in the aggregate, (iv) the value of assets that are acquired by the Company from parties related to CII (other than assets acquired by CII or any of its Affiliates from unrelated third parties and contributed to the Company on or before the Class D Common Measuring Date and other than assets described in clause (iii)) which value shall be determined by the Board and Jerald Kent in good faith, and (v) with respect to assets that are subject to definitive agreements prior to the Class D Common Measuring Date, but which have not been acquired by the Company or its Subsidiaries on or before the Class D Common Measuring Date, the product of 17 and the projected operating cash flow of such assets for the calendar year ended December 31, 2000, determined in a manner consistent with the Cash Flow Projections.

     1.28 "CII" has the meaning set forth in the recitals to this Agreement.

     1.29 "CII Exchange Agreement" means the Exchange Agreement dated as of the Class B Common Measuring Date by and among PublicCo, CII, Vulcan Cable, and Paul
G. Allen, including, to the extent provided thereunder, the Tax Agreement attached as Exhibit A thereto.

     1.30 "Class A Common Contributed Property" means each property (other than cash) contributed by the Class A Common Members, in exchange for Class A Common Units.

     1.31 "Class A Common Member" means any Member holding and to the extent it holds Class A Common Units.

     1.32 "Class A Common Stock" means any common stock of PublicCo denominated "Class A Common."

     1.33 "Class A Common Units" means any Unit denominated "Class A Common."

     1.34 "Class A Preferred Contributed Amount" means, with respect to each Class A Preferred Member, the sum of the net values of all of the Class A Preferred Contributed Properties contributed by such Class A Preferred Member on the Class A Preferred Measuring Date, as set forth on Schedule A.

     1.35 "Class A Preferred Contributed Property" means each property (other than cash) contributed to the Company by Class A Preferred Members, in exchange for Class A Preferred Units.

     1.36 "Class A Preferred Measuring Date" means September 14, 1999.

     1.37 "Class A Preferred Member" means any Member holding and to the extent it holds Class A Preferred Units.

     1.38 "Class A Preferred Return Amount" means with respect to any Class A Preferred Unit the amount determined by applying an eight percent (8%) per annum simple rate to the Class A Preferred Contributed Amount represented by such Class A Preferred Unit set forth on Schedule A for the period beginning on the Class A Preferred Measuring Date and ending on the date (i) on which any such Unit is redeemed by the Company, (ii) on which any such Unit is Transferred to PublicCo or another Person pursuant to the Rifkin Contribution Agreement, the Rifkin Put Agreement, or this Agreement, or (iii) on which liquidating distributions are made with respect to such Unit pursuant to Article IX; provided, however, that the Class A Preferred Return Amount shall not accrue for any days for which an interest payment accrues under the Rifkin Put Agreement.

     1.39 "Class A Preferred Units" means any Unit denominated "Class A Preferred."

     1.40 "Class B Common Change Date" means January 1, 2004.

     1.41 "Class B Common Contributed Property" means each property (other than cash) contributed by the Class B Common Members, in exchange for Class B Common Units.

     1.42 "Class B Common Measuring Date" means the date on which PublicCo contributes the net proceeds of the IPO (less certain amounts retained to acquire certain assets pursuant to PublicCo's existing obligations as of such date) to the Company and Class B Common Units are issued by the Company to PublicCo.

     1.43 "Class B Common Member" means any Member holding and to the extent it holds Class B Common Units.

     1.44 "Class B Common Stock" means any common stock of PublicCo denominated "Class B Common."

     1.45 "Class B Common Units" means any Unit denominated "Class B Common."

     1.46 "Class C Common Change Date" means January 1, 2005.

     1.47 "Class C Common Contributed Property" means each property (other than cash) contributed by the Class C Common Members, in exchange for Class C Common Units.

     1.48 "Class C Common Measuring Date" means the date on which the Class C Contributed Property and cash, if any, are contributed to the Company and Class C Common Units are issued by the Company to the Bresnan Holders pursuant to the Bresnan Purchase Agreement.

     1.49 "Class C Common Member" means any Member holding and to the extent it holds Class C Common Units.

     1.50 "Class C Common Units" means any Unit denominated "Class C Common."

     1.51 "Class D Common Measuring Date" means the date on which the Falcon Contributed Interest is contributed to the Company and Class D Common Units are issued by the Company to FHGLP pursuant to the Falcon Purchase Agreement.

     1.52 "Class D Common Member" means any Member holding and to the extent it holds Class D Common Units.

     1.53 "Class D Common Units" means any Unit denominated "Class D Common."

     1.54 "Code" means the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

     1.55 "Combined Book Profits" and "Combined Book Losses" mean, for any Allocation Period, an amount equal to the Company's Net Profits or Net Losses for such Allocation Period, with the following adjustment: all items of Company deduction for Depreciation that are specially allocated pursuant to Section
6.3.7 hereof shall be taken into account in computing Combined Book Profits or Combined Book Losses.

     1.56 "Common Members" means Members holding and to the extent they hold Common Units.

     1.57 "Common Units" means any Unit denominated "Common," including Class A Common Units, Class B Common Units, Class C Common Units, Class D Common Units, and any Units so designated that may be hereafter issued by the Company.

     1.58 "Company" has the meaning set forth in the preamble to this Agreement.

     1.59 "Company Minimum Gain" has the meaning ascribed to the term "Partnership Minimum Gain" in Regulations Section 1.704-2(d).

     1.60 "Company Notice" has the meaning set forth in Section 7.3.2 of this Agreement.

     1.61 "Depreciation" means, for each Allocation Period, an amount equal to the Code Section 704(b) book depreciation, amortization, or other cost recovery deduction with respect to an asset for such Allocation Period, determined under the rules of Regulations Section 1.704-1(b)(2)(iv)(g)(3) or, if applicable, in the manner described in Regulations Section 1.704-3(d)(2).

     1.62 "Depreciation Allocations" has the meaning set forth in Section 6.5.1 of this Agreement.

     1.63 "Effective Time" has the meaning set forth in the preamble to this Agreement.

     1.64 "Election Notice" has the meaning set forth in Section 7.3.3 of this Agreement.

     1.65 "Exercising Member" has the meaning set forth in Section 7.3.4 of this Agreement.

     1.66 "Existing LLC Agreement" has the meaning set forth in the recitals to this Agreement.

     1.67 "Fair Market Value" has the meaning set forth in Section 7.3.1 of this Agreement.

     1.68 "Falcon" means Falcon Communications, L.P., a California limited partnership.

     1.69 "Falcon Cash Consideration" has the meaning ascribed to the term "Cash Consideration" in Section 2.3 of the Falcon Purchase Agreement.

     1.70 "Falcon Companies" has the meaning set forth in Section 1.1 of the Falcon Purchase Agreement.

     1.71 "Falcon Contributed Interest" has the meaning ascribed to the term "Contributed Interest" in Section 2.1(b) of the Falcon Purchase Agreement.

     1.72 "Falcon Equity Value" has the meaning ascribed to the term "Equity Value" in Section 2.3(b) of the Falcon Purchase Agreement.

     1.73 "Falcon Exchange Agreement" means the Exchange Agreement dated as of the Class D Common Measuring Date by and among PublicCo, FHGLP, and certain partners of FHGLP.

     1.74 "Falcon Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

     1.75 "Falcon Purchased Interests" has the meaning ascribed to the term "Purchased Interests" in Section 2.1 of the Falcon Purchase Agreement.

     1.76 "Falcon Put Agreement" means the Put Agreement dated as of the Class D Common Measuring Date by and between Paul G. Allen and FHGLP.

     1.77 "Falcon Registration Rights Agreement" means the Registration Rights Agreement dated as of the Class D Common Measuring Date by and among PublicCo, FHGLP, and certain partners of FHGLP.

     1.78 "Falcon Sellers" has the meaning set forth in the recitals to this Agreement.

     1.79 "Falcon Tag-Along Agreement" means the Tag-Along Agreement dated as of the Class D Common Measuring Date by and among Paul G. Allen, CII, FHGLP, and certain partners of FHGLP.

     1.80 "FHGLP" means Falcon Holding Group, L.P., a Delaware limited partnership.

     1.81 "Gross Asset Value" means, with respect to any asset, the asset's Basis, except as follows:

         1.81.1 Except as otherwise provided in the Rifkin Contribution Agreement, the Falcon Purchase Agreement, and the Bresnan Purchase Agreement or as otherwise provided on Schedule 6.7.1, the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Manager;

         1.81.2 The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

         1.81.3 The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Manager; and

         1.81.4 The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the Basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Section 1.95.6 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section
1.81.4 to the extent the Manager determines that an adjustment pursuant to
Section 1.81.2 hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this
Section 1.81.4.

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1.81.1, Section 1.81.2, or Section 1.81.4 hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

     1.82 "Higher Initial Appraisal" has the meaning set forth in Section 7.3.1(b) of this Agreement.

     1.83 "Incidental Business" has the meaning set forth in Section 2.5 of this Agreement.

     1.84 "IPO" has the meaning set forth in the recitals to this Agreement.

     1.85 "Lower Initial Appraisal" has the meaning set forth in Section 7.3.1(b) of this Agreement.

     1.86 "Manager" has the meaning set forth in Section 5.1.1 of this Agreement.

     1.87 "Member" means each Person who is listed on Schedule A as a Member and any additional or substitute Member admitted to the Company as a member of the Company in accordance with the terms of this Agreement (so long as such Person holds a Membership Interest in the Company).

     1.88 "Member Nonrecourse Debt" has the meaning ascribed to the term "Partner Nonrecourse Debt" in Regulations Section 1.704-2(b)(4).

     1.89 "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     1.90 "Member Nonrecourse Deductions" means items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures that are attributable to Member Nonrecourse Debt or to other liabilities of the Company owed to or guaranteed by a Member (or a related person within the meaning of Regulations
Section 1.752-4(b)) to the extent that no other Member bears the economic risk of loss.

     1.91 "Membership Interest" means a Member's entire limited liability company interest in the Company including the Member's right to share in income, gains, losses, deductions, credits, or similar items of, and to receive distributions from, the Company pursuant to this Agreement and the Act.

     1.92 "Minimum Falcon Contributed Interest" has the meaning set forth in
Section 2.1(b) of the Falcon Purchase Agreement.

     1.93 "Net Cash From Operations" means the gross cash proceeds from Company operations (including sales and dispositions of Property in the ordinary course of business) less the portion thereof used to pay or establish reasonable reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by the Manager. "Net Cash From Operations" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this Section 1.93 and Section 1.94 hereof.

     1.94 "Net Cash From Sales or Refinancings" means the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancings of Property, less any portion thereof used to establish reasonable reserves, all as determined by the Manager. "Net Cash From Sales or Refinancings" shall include all principal and interest payments with respect to any note or other obligation received by the Company in connection with sales and other dispositions (other than in the ordinary course of business) of Property.

     1.95 "Net Profits" and "Net Losses" mean, for each Allocation Period, an amount equal to the Company's taxable income or loss for such Allocation Period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         1.95.1 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

         1.95.2 Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

         1.95.3 In the event the Gross Asset Value of any Company asset is adjusted as a result of the application of Regulations Section
1.704-1(b)(2)(iv)(e) or Regulations Section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

         1.95.4 Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the Basis of such Property differs from its Gross Asset Value;

         1.95.5 In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation in accordance with Section 1.61 hereof;

         1.95.6 To the extent an adjustment to the Basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Basis of the asset) or loss (if the adjustment decreases the Basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

         1.95.7 Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 6.3 or 6.5 hereof shall not be taken into account in computing Net Profits or Net Losses (the amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to any provision of this Agreement shall be determined by applying rules analogous to those set forth in Sections 1.95.1 through 1.95.6 above).

         The foregoing definition of Net Profits and Net Losses is intended to comply with the provisions of Regulations Section 1.704-1(b) and shall be interpreted consistently therewith. In the event the Manager determines that it is prudent to modify the manner in which Net Profits and Net Losses are computed in order to comply with such Regulations, the Manager may make such modification.

     1.96 "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1).

     1.97 "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.704-2(b)(3).

     1.98 "Non-Recognition Transaction" means an exchange to which Code Section 351 applies or a transaction which qualifies as a "reorganization" under Code
Section 368(a), as described in Sections 2.1(a) and 2.1(b) of the CII Exchange Agreement.

     1.99 "Notice" has the meaning set forth in Section 7.3.1 of this Agreement.

     1.100 "Offered Interest" has the meaning set forth in Section 7.3.1 of this Agreement.

     1.101 "Percentage Interest" means, with respect to each Common Member as of any date, the percentage equal to the number of Common Units then held by such Common Member divided by the total number of Common Units then held by all Common Members.

     1.102 "Person" means any individual, general partnership, limited partnership, limited liability company, limited liability partnership, corporation, trust, estate, real estate investment trust, association, or other entity.

     1.103 "Properly Allocated" has the meaning set forth in Section 7.3.4 of this Agreement.

     1.104 "Property" means all real and personal property acquired by the Company and any improvements thereto, and shall include both tangible and intangible property.

     1.105 "Proposed Transferee" has the meaning set forth in Section 7.3.1 of this Agreement.

     1.106 "PublicCo" has the meaning set forth in the recitals to this Agreement.

     1.107 "Regulations" means the regulations currently in force from time to time as final or temporary that have been issued by the U.S. Department of the Treasury pursuant to its authority under the Code. If a word or phrase is defined in this Agreement by cross-referencing the Regulations, then to the extent the context of this Agreement and the Regulations require, the term "Member" shall be substituted in the Regulations for the term "partner", the term "Company" shall be substituted in the Regulations for the term "partnership", and other similar conforming changes shall be deemed to have been made for purposes of applying the Regulations.

     1.108 "Regulatory Allocations" has the meaning set forth in Section 6.5.1.

     1.109 "Remedial Method" means the "remedial allocation method" described in Regulations Section 1.704-3(d).

     1.110 "Rifkin Contributed Interest" has the meaning ascribed to the term "Contributed Interest" in the recitals to the Rifkin Contribution Agreement.

     1.111 "Rifkin Contribution Agreement" has the meaning set forth in the recitals to this Agreement.

     1.112 "Rifkin Holder" means each Rifkin Seller who elected to receive Class A Preferred Units pursuant to the Rifkin Contribution Agreement.

     1.113 "Rifkin Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

     1.114 "Rifkin Put Agreement" means the Redemption and Put Agreement dated as of September 14, 1999 by and among the Company, Paul G. Allen, and each Rifkin Holder.

     1.115 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission or any successor agency thereto promulgated thereunder, as in effect from time to time.

     1.116 "Special Allocation Amount" means an amount equal to (i) the aggregate amount of the items previously allocated to the Class A Common Members pursuant to Sections 6.3.7(a)(y) and 6.3.7(c)(y), plus (ii) the aggregate amount of Net Losses previously allocated to the Class A Common Members pursuant to
Section 6.2.1(b), minus (iii) the aggregate amount of Net Profits previously allocated to the Class A Common Members pursuant to Sections 6.1.1(b) and 6.1.3(b).

     1.117 "Special Allocation Amount Ratio" means, for any Allocation Period, an amount equal to (i) the Special Allocation Amount as of the beginning of such Allocation Period, divided by (ii) Combined Book Profits for such Allocation Period times the Class B Common Members' aggregate Percentage Interests; provided, however, that if the Special Allocation Amount Ratio is greater than one (1), then it shall be deemed to be one (1) for purposes of this Agreement.

     1.118 "Special Loss Allocations" has the meaning set forth in Section
6.4.1.

     1.119 "Special Profit Allocations" has the meaning set forth in Section 6.4.1.

     1.120 "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, joint venture or other business entity of which (i) if a corporation, (x) ten percent (10%) or more of the total voting power of shares of stock entitled to vote in the election of directors thereof or (y) ten percent (10%) or more of the value of the equity interests is at the time owned or controlled, directly or indirectly, by the Person or one or more of its Subsidiaries, or (ii) if a limited liability company, partnership, association or other business entity, ten percent (10%) or more of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by the Person or one or more of its subsidiaries. The Person shall be deemed to have a ten percent (10%) or greater ownership interest in a limited liability company, partnership, association or other business entity if the Person is allocated ten percent (10%) or more of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the Person managing such limited liability company, partnership, association or other business entity.

     1.121 "Target Capital Account" has the meaning set forth in Section 6.5.1.

     1.122 "Tentative Taxable Income" and "Tentative Tax Loss" have the meanings set forth in Section 6.3.7(e) of this Agreement.

     1.123 "Traditional Method" means the "traditional method" of making Code
Section 704(c) allocations described in Regulations Section 1.704-3(b).

     1.124 "Transaction Documents" has the meaning set forth in Section 10.1 of this Agreement.

     1.125 "Transfer" means any direct or indirect sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, whether by gift, bequest or otherwise. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor.

     1.126 "Transferring Member" means, with regard to any transaction, any Member who attempts to Transfer any of its Membership Interest or with regard to whose Membership Interest an option is exercised pursuant to this Agreement.

     1.127 "Units" means the units of Membership Interest issued by the Company to its Members, which entitle the Members to certain rights as set forth in this Agreement.

     1.128 "VCOC" means "Venture Capital Operating Company" as defined in
Section 2501.3-101(d) of the regulations promulgated by the United States Department of Labor under the Employee Retirement Income Security Act of 1974, as amended.

     1.129 "VCOC Exception" means the exception for which an entity qualifies under Section 2510.3-101(a)(2)(i) of the regulations promulgated by the United States Department of Labor under the Employee Retirement Income Security Act of 1974, as amended, by reason of being a VCOC so that the underlying assets of that entity do not constitute "plan assets" within the meaning of Section 2510.3-101(a) of such regulations.

     1.130 "Vulcan Cable" has the meaning set forth in the recitals to this Agreement.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

     2.1 Formation. Pursuant to the Act, the Company has been formed as a Delaware limited liability company under the laws of the State of Delaware. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     2.2 Name. The name of the Company shall be "Charter Communications Holding Company, LLC." The business and affairs of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Manager may deem appropriate or advisable. The Manager shall file any fictitious name certificates and similar filings, and any amendments thereto, that may be appropriate or advisable.

     2.3 Term. The term of the Company shall commence on the date of the filing of the Certificate with the Delaware Secretary of State and shall continue until the Company is dissolved in accordance with the provisions of this Agreement.

     2.4 Principal Office; Registered Agent. The principal office of the Company shall be as determined by the Manager. The Company shall continuously maintain a registered agent and office in the State of Delaware as required by the Act. The registered agent and office shall be as stated in the Certificate or as otherwise determined by the Manager.

     2.5 Purpose of Company. The Company may carry on any lawful business, purpose, or activity that may be carried on by a limited liability company under applicable law; (i) provided, however, that without the Approval of the Class A Common Members, the Company shall not engage directly or indirectly, including without limitation through any Subsidiary, in any business other than the Cable Transmission Business (as defined below) and as a member of, and subscriber to, the portal joint venture with Broadband Partners; (ii) provided further, that to the extent that, as of the Class B Common Measuring Date, the Company was directly or indirectly engaged in, or had agreed to acquire directly or indirectly, any business other than the Cable Transmission Business or as a member of, and subscriber to, the portal joint venture with Broadband Partners (any such other business, an "INCIDENTAL BUSINESS," and collectively, "INCIDENTAL BUSINESSES"), so long as (a) such Incidental Businesses so engaged in by the Company on the Class B Common Measuring Date in the aggregate on such date accounted for less than ten percent (10%) of the consolidated revenues of the total business engaged in by the Company or (b) such Incidental Businesses which on the Class B Common Measuring Date the Company had agreed to acquire in the aggregate on such date accounted for less than ten percent (10%) of the consolidated revenues of the total businesses to be acquired, as applicable, the Company may, directly or indirectly, including through any Subsidiary, continue to conduct any such Incidental Business and the foregoing limitation on the business and purpose of the Company shall not require that any such Incidental Business be divested by the Company, but the Company shall not, directly or indirectly, expand any such Incidental Business by means of any acquisition or any commitment of the Company or its Subsidiary's resources or financial support. "CABLE TRANSMISSION BUSINESS" means the transmission of video, audio (including telephony) and data over cable television systems owned, operated or managed by the Company or its Subsidiary; provided, that the businesses of RCN Corporation and its subsidiaries shall not be deemed to be a cable transmission business.

     2.6 Future Transactions. It is contemplated that the Bresnan Holders, FHGLP, and certain partners in FHGLP, if applicable, will be admitted as Members, and the Agreement contemplates certain rights and obligations of such Persons upon their admission as Members. Notwithstanding the foregoing, nothing in this Agreement confers any rights or imposes any obligations on such Persons prior to the adoption of the amendment to this

Agreement admitting such Persons as Members and agreeing to the rights and obligations that shall apply with respect thereto.

                                  ARTICLE III

                         CAPITAL CONTRIBUTIONS AND UNITS

     3.1 Capital Contributions

         3.1.1 CII or an Affiliate of CII.

              (a) CII has previously contributed its entire one hundred percent (100%) limited liability company interest in Charter Communications Holdings, LLC, a Delaware limited liability company, to the Company.

              (b) Vulcan Cable has previously contributed cash and assets valued in the aggregate (net of liabilities), at the time of the contribution, at One Billion Three Hundred Twenty-Five Million Dollars ($1,325,000,000).

              (c) Vulcan Cable is contributing an additional Seven Hundred Fifty Million Dollars ($750,000,000) in cash to the Company in exchange for additional Class A Common Units.

              (d) Upon a Rifkin Holder's exercise of its put right under the Rifkin Put Agreement pursuant to which the Company is required to redeem Class A Preferred Units from such Rifkin Holder, if requested by the Manager in a prompt written notice to CII, CII or, at CII's discretion, its Affiliate shall contribute to the Company, in exchange for additional Class A Common Units, an amount of cash equal to the amount that the Company is required to pay such Rifkin Holder for its Class A Preferred Units being redeemed and all Common Units will be diluted on a proportional basis. In return for CII or its Affiliate's Capital Contribution under this Section 3.1.1(d), the Company is authorized, without the need for additional act or consent of any Person, to issue additional Class A Common Units to CII or its Affiliate pursuant to
Section 3.6.2(c).

         3.1.2 Rifkin Holders. Pursuant to the Rifkin Contribution Agreement, Rifkin Holders have previously contributed the Rifkin Contributed Interest to the capital of the Company.

         3.1.3 PublicCo.

              (a) PublicCo is contributing the net proceeds of the IPO (less certain proceeds retained to acquire certain assets) and shall contribute the assets acquired with the retained proceeds to the Company in exchange for Class B Common Units. For purposes of this Section 3.1.3(a), "net proceeds of the IPO" does not include the proceeds from the underwriters' exercise of their over-allotment option in connection with the IPO to issue up to twenty-five million five hundred thousand (25,500,000) additional shares of PublicCo common stock after the Class B Common Measuring Date.

              (b) Upon PublicCo's issuance of common stock other than in exchange for Units, PublicCo shall contribute the net cash proceeds and assets received in respect of such issuance to the Company in exchange for a number of Class B Common Units equal to the number of shares of common stock so issued by PublicCo.

              (c) Upon PublicCo's issuance of capital stock, other than common stock, PublicCo shall contribute the net cash proceeds and assets received in respect of any such issuance in exchange for Units that mirror to the extent practicable the terms and conditions of such capital stock of PublicCo, as reasonably determined by the Manager.

         3.1.4 Bresnan Holders. It is contemplated that pursuant to the Bresnan Purchase Agreement, Bresnan Holders will contribute the Bresnan Contributed Interest to the capital of the Company.

         3.1.5 FHGLP. It is contemplated that pursuant to the Falcon Purchase Agreement, FHGLP will contribute the Falcon Contributed Interest to the capital of the Company.

     3.2 Additional Capital Contributions. No Member shall be required to make any Capital Contributions other than the Capital Contributions required by
Section 3.1. Subject to the approval of the Manager, the Members may be permitted from time to time to make additional Capital Contributions if it is determined that such additional Capital Contributions are necessary or appropriate for the conduct of the Company's business and affairs, including without limitation expansion or diversification. The Manager shall approve all aspects of any such additional Capital Contribution, such as the amount and nature of the consideration to be contributed to the Company, the resulting increase in interest to be received by the contributing Member, the resulting dilution of interest to be incurred by the other Members, and the extent to which Members will participate in the allocations and distributions of the Company as a result thereof.

     3.3 Capital Accounts. The Company shall establish an individual Capital Account for each Member. The Company shall determine and maintain each Capital Account in accordance with Regulations Section 1.704-1(b)(2)(iv) and, in pursuance thereof, the following provisions shall apply:

         3.3.1 To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's allocated share of Net Profits and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3, 6.4, or 6.5 hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member;

         3.3.2 To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member's allocated share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3, 6.4, or 6.5 hereof, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company;

         3.3.3 In the event all or a portion of a Membership Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest; and

         3.3.4 In determining the amount of any liability for purposes of Sections 3.3.1 and 3.3.2 hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Manager may make such modification.

         As of the Class B Common Measuring Date, the initial Capital Account balance of each Class A Common Member and each Class B Common Member shall be equal to the amount set forth for such Member on Schedule 3.3.

     3.4 No Interest. No Member shall be entitled to receive any interest on such Member's Capital Contributions.

     3.5 Limited Withdrawal Rights of Members; Redemption Rights of the Company.

         3.5.1 No Withdrawal in General. No Member shall have the right to withdraw such Member's Capital Contributions or to demand and receive property of the Company or any distribution in return for such Member's Capital Contributions, except as may be specifically provided in this Agreement or required by law.

         3.5.2 Redemption of Class A Preferred Units.

              (a) Upon a Rifkin Holder's exercise of its put right under the Rifkin Put Agreement pursuant to which the Company is required to redeem Class A Preferred Units, the Company shall redeem in cash from such Rifkin Holder the number of Class A Preferred Units specified in the notice of exercise. The redemption price for such Class A Preferred Units shall be the sum of (i) the Class A Preferred Contributed Amount in respect of such Class A Preferred Units and (ii) the Class A Preferred Return Amount in respect of such redeemed Class A Preferred Units. The redemption of Class A Preferred Units shall be effectuated as of the last day of the calendar quarter following the date of a Rifkin Holder's exercise of its put right. The Class A Preferred Units redeemed pursuant to this Section 3.5.2(a) shall be deemed cancelled.

              (b) All Class A Preferred Units outstanding on the fifteenth
(15th) anniversary of the Class A Preferred Measuring Date shall be redeemed by the Company on such date at a redemption price equal to the sum of (i) the Class A Preferred Contributed Amount in respect of such Class A Preferred Units and
(ii) the Class A Preferred Return

Amount in respect of such redeemed Class A Preferred Units. The Class A Preferred Units redeemed pursuant to this Section 3.5.2(b) shall be deemed cancelled.

         3.5.3 Right to Redeem Class A Preferred Units. At any time after the earlier to occur of (i) the third anniversary of the Class A Preferred Measuring Date or (ii) thirty (30) days after the Class B Common Measuring Date, the Company shall have the right to redeem the Class A Preferred Units at a redemption price equal to the sum of (i) the Class A Preferred Contributed Amount in respect of such redeemed Class A Preferred Units and (ii) the Class A Preferred Return Amount in respect of such redeemed Class A Preferred Units. The Class A Preferred Units redeemed pursuant to this Section 3.5.3 shall be deemed cancelled.

         3.5.4 Redemption of Class B Common Units. Upon PublicCo's request, the Company is required and is hereby authorized to redeem Class B Common Units held by PublicCo to the extent reasonably practicable as determined by the Manager. The redemption price for such Class B Common Units shall be determined in good faith by the Manager and PublicCo. The Class B Common Units redeemed pursuant to this Section 3.5.4 shall be deemed cancelled.

         3.5.5 Redemption of Certain Class D Common Units. Under certain circumstances described in Section 7.2.4(a), the Company is required and is hereby authorized to redeem certain Class D Common Units. The Class D Common Units redeemed pursuant to this Section 3.5.5 shall be deemed cancelled.

     3.6 Units.

         3.6.1 Classes and Number of Units. Units shall consist of the following: (i) Class A Preferred Units, (ii) Class A Common Units, (iii) Class B Common Units, (iv) Class C Common Units, (v) Class D Common Units, and (v) any other classes of common or preferred Units upon the Approval of the Members. Subject to the terms of this Agreement, the Company may issue as many as one hundred billion (100,000,000,000) units of each class of Units. Notwithstanding any provision of this Agreement to the contrary, upon PublicCo's request, the Company is required and is hereby authorized to subdivide (by any split, distribution, reclassification, recapitalization or otherwise) or combine (by reverse split, reclassification, recapitalization or otherwise) the outstanding Units so that the number of outstanding shares of PublicCo's common stock will equal on a one-for-one basis the number of Common Units owned by PublicCo. The Manager is authorized to take any action necessary, desirable, or convenient to effectuate the foregoing.

         3.6.2 Class A Common Units.

              (a) As of the Effective Time, the number of Class A Common Units issued to CII is 217,585,243, and the number of Class A Common Units issued to Vulcan Cable is 63,917,028. In connection with Vulcan Cable's Capital Contributions pursuant to Section 3.1.1(c), the Company will issue to Vulcan Cable a number of additional Class A Common Units equal to Seven Hundred Fifty Million Dollars ($750,000,000), divided by the net IPO price per share of Class A Common Stock.

              (b) After the Effective Time, if CII or any Affiliate of CII (other than PublicCo) contributes any assets to the Company, the Members' Membership Interests will be adjusted, and additional Class A Common Units will be issued to CII or such Affiliate and Common Units will be diluted on a proportional basis with Class B Common Units.

              (c) Notwithstanding any other provision of this Section 3.6, upon contribution of cash by CII or its Affiliate (other than PublicCo) to the Company pursuant to Section 3.1.1(d), the number of Class A Common Units to be issued to CII or such Affiliate will be (i) the amount of cash contributed by CII or such Affiliate, divided by (ii) the IPO price per share of Class A Common Stock.

              (d) Upon the acquisition of Class A Preferred Units pursuant to the Rifkin Put Agreement by CII or its Affiliate (other than PublicCo), such Class A Preferred Units will be converted into Class A Common Units. CII or such Affiliate will be deemed to have made a Capital Contribution of cash to the Company in the amount paid to a Class A Preferred Member pursuant to the Rifkin Put Agreement, and the Company will be deemed to have issued Class A Common Units to CII or its Affiliate. The number of Class A Common Units acquired by CII or such Affiliate pursuant to this Section 3.6.2(d) will be (i) the net purchase price paid by CII or such Affiliate for the Class A Preferred Units, divided by (ii) the IPO price per share of Class A Common Stock.

              (e) The Company may and is authorized to issue Class A Common Units to certain Persons pursuant to the terms of the Company's employee option/compensatory plans and agreements.

         3.6.3 Class A Preferred Units. As of the Effective Time, the aggregate number of Class A Preferred Units issued to Rifkin Holders is 133,312,118.

         3.6.4 Class B Common Units.

              (a) On the Class B Common Measuring Date, in connection with PublicCo's Capital Contributions pursuant to Section 3.1.3(a), the Company will issue to PublicCo a number of Class B Common Units equal to the number of shares of common stock issued by PublicCo on such date in connection with the IPO.

              (b) Upon PublicCo's acquisition of the Class A Preferred Units pursuant to the Rifkin Contribution Agreement at the time of the IPO, such Class A Preferred Units will be converted into Class B Common Units. PublicCo will be deemed to have made a Capital Contribution of cash to the Company in the amount equal to the redemption price of such Class A Preferred Units as determined under Section 3.5.2(a), and the Company will be deemed to have issued Class B Common Units to PublicCo. The number of Class B Common Units acquired by PublicCo pursuant to this Section 3.6.4(b) will be equal to the number of shares of Class A Common Stock issued by PublicCo to the Rifkin Holders pursuant to the Rifkin Contribution Agreement.

              (c) Upon PublicCo's issuance of common stock in exchange for Class D Common Units, such Class D Common Units shall be deemed to have converted automatically into a like number of Class B Common Units.

              (d) Upon PublicCo's contribution of cash and/or assets to the Company pursuant to Section 3.1.3(b), the Company will issue to PublicCo that number of additional Class B Common Units equal to the number of shares of common stock issued by PublicCo.

              (e) Upon PublicCo's contribution of cash and/or assets to the Company pursuant to Sections 3.1.3(c), the Company will issue to PublicCo Units that mirror to the extent practicable the terms and conditions of the capital stock issued by PublicCo, as reasonably determined by the Manager.

         3.6.5 Class C Common Units. On the Class C Common Measuring Date, the number of Class C Common Units issued to Bresnan Holders will be the number of Class C Common Units determined in accordance with the formula contained in
Exhibit I of the Bresnan Purchase Agreement. In accordance with such formula, after the Class C Common Measuring Date, the Company may issue additional Class C Common Units to Bresnan Holders and their transferees, or Bresnan Holders and their transferees may surrender to the Company a certain number of Class C Common Units issued on the Class C Common Measuring Date. The Manager shall make such adjustments as it deems necessary or appropriate so that Bresnan Holders and their transferees are treated as having received the appropriate number of Class C Common Units on the Class C Common Measuring Date.

         3.6.6 Class D Common Units. On the Class D Common Measuring Date, the number of Class D Common Units issued to FHGLP will be the number of Class D Common Units determined in accordance with the formula contained in Schedule
3.6.6. In accordance with such formula, after the Class D Common Measuring Date, the Company may issue additional Class D Common Units to FHGLP and its transferees, or FHGLP and its transferees may surrender to the Company a certain number of Class D Common Units issued on the Class D Common Measuring Date. The Manager shall make such adjustments as it deems necessary or appropriate so that FHGLP and its transferees are treated as having received the appropriate number of Class D Common Units on the Class D Common Measuring Date.

         3.6.7 Dilution of Common Units. Upon the issuance of Common Units to an entity unrelated to CII (or any Affiliate of CII), and upon the issuance of Common Units to employees of the Company in their capacity as employees, all Common Units will be diluted on a proportional basis with the existing Class A Common Units.

     3.7 Equal Treatment. In any transaction involving issuance, redemption, or Transfer of Units (except as set forth in Section 3.1.1(c), 3.1.1(d), 3.6.2(c), 3.6.3(d), 7.1, 7.2, or 7.3) between (i) the Company and (ii) the Members with respect to their Common Units, the Class A Common Members and the other Common Members will be treated in a nondiscriminatory manner. For instance, any proposed redemption from the Class A Common Members of Class A Common Units shall be offered to the other Common Members with respect to their Common Units on the same proportionate terms and conditions.

     3.8 Limited Liability Company Certificates. The Class D Common Units shall be evidenced by certificates of limited liability company interest executed by the Manager or any officers of the Company in such form as the Manager may approve; provided, however, that any Class D Common Units converted into Class B Common Units at the time of the IPO shall not be evidenced by such certificates. The Manager may, in its sole discretion, provide that other Common Units are to be evidenced by certificates of limited liability company interest executed by the Manager or any officers of the Company in such form as the Manager may approve.

                                   ARTICLE IV

                                     MEMBERS

     4.1 Limited Liability. Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that debt, obligation, or liability arises in contract, tort or otherwise.

     4.2 Admission of Members. Without the need for any additional act or consent of any Person, (i) CII, Vulcan Cable, and the Rifkin Holders will continue to be members of the Company, and (ii) PublicCo will be, and without further action on the part of any Person, shall be deemed admitted as a member of the Company on the Class B Common Measuring Date. As a condition to its admission as a member of the Company, PublicCo agrees that it will enter into the Falcon Exchange Agreement and the Bresnan Exchange Agreement, as contemplated by Section 6.6(f) of the Falcon Purchase Agreement and Section 5.16(a) of the Bresnan Purchase Agreement, respectively. Except as set forth in
Article VII, no Person shall be admitted as an additional Member unless approved by the Manager and the Approval of the Members. No Person shall be admitted as an additional Member until such additional Member has made any required Capital Contribution and has become a party to this Agreement. Substitute Members may be admitted only in accordance with Article VII. The Members acknowledge that the admission of such new Members or the issuance of additional Membership Interests to pre-existing Members may dilute the Percentage Interests of the Members.

     4.3 Meetings of Members.

         4.3.1 No annual or regular meetings of the Members as such shall be required; if convened, however, meetings of the Members may be held at such date, time, and place as the Manager or as the Member or Members who properly noticed such meeting, as the case may be, may fix from time to time. At any meeting of the Members, the Chairman of the Board (or, if there is no Chairman or the Chairman so elects, a person appointed by the Manager) shall preside at the meeting and shall appoint another person to act as secretary of the meeting. The secretary of the meeting shall prepare written minutes of the meeting, which shall be maintained in the books and records of the Company.

         4.3.2 A meeting of the Members for the purpose of addressing any matter on which the vote, consent, or approval of the Members is required or permitted under this Agreement may be called at any time by the Manager, or by any Member or Members holding more than twenty percent (20%) of all issued and outstanding Units entitled to vote on, consent to or approve such matter.

         4.3.3 Notice of any meeting of the Members shall be sent or otherwise given by the Manager to the Members in accordance with this Agreement not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and the general nature of the business to be transacted. Except as the Members may otherwise agree, no business other than that described in the notice may be transacted at the meeting.

         4.3.4 Attendance in person of a Member at a meeting shall constitute a waiver of notice of that meeting, except when the Member objects, at the beginning of the meeting, to the transaction of any business because the meeting is not duly called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice. The Members may participate in any meeting of the Members by means of conference telephone or similar means as long as all Members can hear one another. A Member so participating shall be deemed to be present in person at the meeting.

         4.3.5 Any action that can be taken at a meeting of the Members may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed and delivered to the Company by Members representing not less than the minimum number of Units necessary under this Agreement or the Act to approve the action. The Manager shall notify Members holding Units entitled to vote on, consent to or approve such actions of all actions taken by such consents, and all such consents shall be maintained in the books and records of the Company.

     4.4 Voting by Members. The Members, acting solely in their capacities as Members, shall have the right to vote on, consent to, or otherwise approve only those matters as to which this Agreement or the Act specifically requires such approval. A Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Except as otherwise specifically provided in this Agreement, the Approval of the Members shall be all that is required as to all matters, including merger, consolidation, and conversion, as to which the vote, consent, or approval of the Members is required or permitted under this Agreement or the Act.

     4.5 Members Are Not Agents. No Member acting solely in the capacity of a Member is an agent of the Company, nor can any Member acting solely in the capacity of a Member bind the Company or execute any instrument on behalf of the Company.

     4.6 No Withdrawal. Except as provided in Articles III, VII and IX hereof, no Member may withdraw, retire, or resign from the Company without the prior Approval of the Members.

                                    ARTICLE V

                      MANAGEMENT AND CONTROL OF THE COMPANY

     5.1 Management of the Company by Manager.

         5.1.1 The Members hereby unanimously elect as the manager of the Company (the "MANAGER"): (i) CII, or its successor-in-interest, for the period prior to the Effective Time, and (ii) PublicCo, or its successor-in-interest, for the period on and after the Effective Time. No additional Person may be elected as Manager in place of CII or PublicCo, in addition to, or in substitution of CII or PublicCo without the Approval of the Members. At such time as the Approval of the Members means the affirmative vote, approval or consent of Members holding more than fifty percent (50%) of the Common Units, CII, or its successor-in-interest, shall be the Manager in place of PublicCo without further action of the Members and each of the Members hereby consents to such election of CII. Except as otherwise required by applicable law and as provided in Section 5.2 with respect to the Board, the powers of the Company shall at all times be exercised by or under the authority of, and the business, property and affairs of the Company shall be managed by, or under the direction of, the Manager.

         5.1.2 The Manager shall be authorized to elect, remove or replace directors and officers of the Company, who, subject to the direction of the Manager, shall have such authority with respect to the management of the business and affairs of the Company as set forth herein or as otherwise specified by the Manager in a resolution or resolutions of the Manager.

         5.1.3 Except as otherwise required by applicable law, the Manager shall be authorized to execute or endorse any check, draft, evidence of indebtedness, instrument, obligation, note, mortgage, contract, agreement, certificate or other document on behalf of the Company. The Manager may delegate its authority under this Section 5.1.3 to the officers of the Company.

         5.1.4 No annual or regular meetings of the Manager are required. The Manager may, by written consent and without prior notice, take any action which it is otherwise required or permitted to take at a meeting.

         5.1.5 Except as provided in this Agreement, the Manager's duty of care in the discharge of its duties to the Company and the Members is limited to discharging its duties pursuant to this Agreement in good faith, with the care a corporate director of like position would exercise under similar circumstances, in the manner it reasonably believes to be in the best interests of the Company. In discharging its duties, the Manager shall not be liable to the Company or to any Member for any act or omission performed or omitted by such Person in good faith on behalf of, or in connection with the business and affairs of, the Company and in a manner reasonably believed to be within the scope of authority conferred on such Person by this Agreement, except that such Person shall be liable in respect of any loss, damage, or claim incurred by such Person by reason of such Person's fraud, deceit, reckless or intentional misconduct, gross negligence, or a knowing violation of law with respect to such acts or omissions.

         5.1.6 Notwithstanding the other provisions of this Section 5.1, the Manager (i) shall provide the Bresnan Holders that are Affiliates of Blackstone Group L.P. consultative rights reasonably acceptable to the Manager so that such Bresnan Holders may maintain their VCOC status as long as they hold Class C Common Units and qualify under the VCOC Exception, and (ii) shall attempt, in good faith, to keep in place the notes and credit facilities and the terms and conditions relating to their security and collateral (other than the Bresnan Keepwell Agreement which may be amended as set forth in the Bresnan Purchase Agreement) of Bresnan Communications Company Limited Partnership, a Michigan limited partnership, and its Subsidiaries as long as the Bresnan Holders hold Class C Common Units (provided that this will not limit or otherwise affect the Agreement Regarding Consent Rights, dated as of June 29, 1999, by and among CII, TCI Bresnan LLC, and TCID of Michigan, Inc.).

         5.1.7 Notwithstanding the other provisions of this Section 5.1, in connection with PublicCo's contribution to the Company of the net cash proceeds and assets received in respect of (i) the issuance of securities or incurrence of indebtedness for borrowed money or for acquisition of assets by PublicCo or
(ii) the incurrence of any obligation by PublicCo under a capital lease, the Manager shall issue securities or indebtedness of the Company to PublicCo that mirrors to the extent practicable the terms and conditions of such securities, indebtedness or capital lease obligation of PublicCo, as reasonably determined by the Manager.

     5.2 Board of Directors.

         5.2.1 Notwithstanding Section 5.1, the Manager may delegate its power to manage the business of the Company to a Board of Directors (the "BOARD") which, subject to the resolutions adopted by the Manager from time to time, shall have the authority to exercise all such powers of the Company and do all such lawful acts and things as may be done by the Manager and as are not by statute or by this Agreement required to be exercised or done only by the Manager. The rights and duties of the members of the Board may not be assigned or delegated to any Person; provided that the officers specified in Section 5.4 shall act in accordance with the directions and authorizations of the Board; provided further that the Board may create committees, having such powers and performing such duties as may be assigned to it by the Board, to assist the Board and the officers in the governance of areas of importance to the Company.

         5.2.2 Except as otherwise provided herein and to the extent that there has been a delegation of authority under Section 5.1.2, members of the Board shall possess and may exercise all the powers and privileges and shall have all of the obligations and duties to the Company and the Members granted to or imposed on directors of a corporation organized under the laws of the State of Delaware.

         5.2.3 The number of directors shall initially be three (3), which number may be changed from time to time by the Manager. Each director shall be appointed by the Manager and shall serve in such capacity until the earlier of his or her resignation or removal (with or without cause) or replacement by the Manager.

         5.2.4 In the event that any action of the Manager conflicts with any action of the Board or any other Person, the action of the Manager shall control.

     5.3 Board of Director Meetings.

         5.3.1 Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board, but not less often than annually.

         5.3.2 Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer or any member of the Board on twenty-four (24) hours' notice to each director. Notice of a special meeting may be given by facsimile.

         5.3.3 Telephonic Meetings. Members of the Board may participate in any regular or special meetings of the Board, by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this
Section 5.3.3 will constitute presence in person at such meeting.

         5.3.4 Quorum. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or this Agreement. If a quorum is not present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of such adjournment shall be given to any director not present at such meeting.

         5.3.5 Action Without Meeting. Unless otherwise restricted by this Agreement, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting and without prior notice if all members of the Board consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board.

         5.3.6 Board's Duty of Care. Except as provided in this Agreement, the director's duty of care in the discharge of his duties to the Company and the Members is limited to discharging his duties pursuant to this Agreement in good faith, with the care a corporate director of like position would exercise under similar circumstances, in the manner he reasonably believes to be in the best interests of the Company. In discharging his duties, the director shall not be liable to the Company or to any Member for any act or omission performed or omitted by such director in good faith on behalf of, or in connection with the business and affairs of, the Company and in a manner reasonably believed to be within the scope of authority conferred on such director by this Agreement, except that such director shall be liable in respect of any loss, damage, or claim incurred by such director by reason of such Person's fraud, deceit, reckless or intentional misconduct, gross negligence, or a knowing violation of law with respect to such acts or omissions.

     5.4 Officers.

         5.4.1 Number, Titles, and Qualification. The Company shall have such officers as may be necessary or desirable for the business of the Company. The officers of the Company may include a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers. The Chairman of the Board, Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, and Chief Financial Officer shall be elected by the Manager or the Board. The Company shall have such other officers as may from time to time be appointed by the Manager, the Board, or the Chief Executive Officer. Each officer shall hold office until his or her successor is elected or appointed, as the case may be, and qualified or until his or her resignation or removal. Any number of offices may be held by the same person.

         5.4.2 Removal. Any officer of the Company may be removed at any time, with or without cause, by the Manager, by the Chairman of the Board, by the Board, or, except as to the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, and Chief Financial Officer, by the Chief Executive Officer.

         5.4.3 Resignations. Any officer may resign at any time by giving written notice to the Company; provided, however, that notice to the Chairman of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Company. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         5.4.4 Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

         5.4.5 Action with Respect to Securities of Other Entities. Unless otherwise directed by the Manager, the Board, the Chairman of the Board, the Chief Executive Officer or any other officer of the Company authorized by the Manager, the Chairman of the Board, or the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders or equity holders of or with respect to any action of stockholders or equity holders of any Person in which the Company may hold securities and otherwise to exercise any and all rights and powers which this Company may possess by reason of its ownership of securities in such Person.

         5.4.6 Bonds of Officers. If required by the Manager, the Chairman of the Board, the Board, or the Chief Executive Officer, any officer of the Company shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Manager, the Chairman of the Board, the Board, or the Chief Executive Officer may require.

         5.4.7 Compensation. The salaries of the officers shall be fixed from time to time by the Board, unless and until the Board appoints a Compensation Committee.

         5.4.8 Officers of Operating Companies, Regions or Divisions. The Chief Executive Officer shall have the power to appoint, remove and prescribe the terms of office, responsibilities and duties of the officers of the operating companies, regions or divisions of the Company, other than those who are officers of the Company appointed by the Manager or the Board.

         5.4.9 Duties and Authority of Officers.

              (a) Chairman of the Board. The Chairman of the Board shall have general and active responsibility for the management of the business of the Company and shall be responsible for implementing all orders and resolutions of the Manager or the Board. The Chairman of the Board shall be elected from among the directors, and the Chairman of the Board or, at the election of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Members and directors. The Chief Executive Officer shall report to the Chairman of the Board.

              (b) Chief Executive Officer. The Chief Executive Officer shall supervise the daily operations of the business of the Company, and shall report to the Chairman of the Board. Subject to the provisions of this Agreement and to the direction of the Manager, the Chairman of the Board, or the Board, he or she shall perform all duties which are commonly incident to the office of chief executive officer of a corporation organized under the laws of the State of Delaware or which are delegated to him or her by the Manager, the Chairman of the Board, or the Board. To the fullest extent permitted by law, he or she shall have power to sign all contracts and other instruments of the Company which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Company. The Chief Executive Officer shall perform the duties and exercise the powers of the Chairman of the Board in the event of the Chairman of the Board's absence or disability.

              (c) President. The President shall have such powers and duties as may be delegated to him or her by the Manager, the Chairman of the Board, the Board, or the Chief Executive Officer. The President shall perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer's absence or disability.

              (d) Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Manager, the Chairman of the Board, the Board, or the Chief Executive Officer.

              (e) Chief Financial Officer. The Chief Financial Officer shall have responsibility for maintaining the financial records of the Company. He or she shall render from time to time an account of all such transactions and of the financial condition of the Company. The Chief Financial Officer shall also perform such other duties as the Manager, the Board, or the Chief Executive Officer may from time to time prescribe.

              (f) Treasurer. The Treasurer shall have the responsibility for investments and disbursements of the funds of the Company as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties as the Manager, the Board, or the Chief Executive Officer may from time to time prescribe.

              (g) The Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the Members and the Board. He or she shall have charge of the corporate books and shall perform such other duties as the Manager, the Board, or the Chief Executive Officer may from time to time prescribe.

              (h) Delegation of Authority. The Manager, the Chairman of the Board, the Board, or the Chief Executive Officer may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

     5.5 Indemnification.

         5.5.1 Indemnification. To the extent permitted by applicable law, a Member (and its respective officers, directors, agents, shareholders, members, partners, and Affiliates), Manager (and its respective officers, directors, agents, shareholders, members, partners, and Affiliates), director of the Company, or officer of the Company shall be entitled to indemnification from the Company for any loss, damage, or claim incurred by such Person by reason of any act or omission performed or omitted by such Person in good faith on behalf of, or in connection with the business and affairs of, the Company and in a manner reasonably believed to be within the scope of authority conferred on such Person by this Agreement and, if applicable, the Approval of the Members or authorizations of the Manager or the Board, except that no such Person shall be entitled to be indemnified in respect of any loss, damage, or claim incurred by such Person by reason of such Person's fraud, deceit, reckless or intentional misconduct, gross negligence, or a knowing violation of law with respect to such acts or omissions; provided, however, that any indemnity under this Section
5.5.1 shall be provided out of and to the extent of Company assets only, no debt shall be incurred by the Members in order to provide a source of funds for any indemnity, and no Member shall have any personal liability (or any liability to make any additional Capital Contributions) on account thereof.

         5.5.2 Expenses. To the extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Member (and its respective officers, directors, agents, shareholders, members, partners or Affiliates), Manager (and its respective officers, directors, agents, shareholders, members, partners or Affiliates), director of the Company, or officer of the Company in such Person's capacity as such in defending any claim, demand, action, suit, or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of an undertaking by or on behalf of the Member (or its respective officers, directors, agents, shareholders, members, partners or Affiliates, as applicable), Manager (or its respective officers, directors, agents, shareholders, members, partners or Affiliates, as applicable), director or officer to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in Section 5.5.1 hereof.

     5.6 Devotion of Time. Except as required by any individual contract and notwithstanding any provision to the contrary in this Agreement, no Manager, director of the Company, or officer of the Company is obligated to devote all of such Person's time or business efforts to the affairs of the Company, but shall devote such time, effort, and skill as such Person deems appropriate for the operation of the Company.

     5.7 Competing Activities. Except as provided by any individual contract:
(i) any Manager or Member (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Company's business or the business of any Subsidiary and that might be in direct or indirect competition with the Company or any Subsidiary; (ii) neither the Company or any Subsidiary nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom;
(iii) no Manager or Member (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) shall be obligated to present any investment opportunity or prospective economic advantage to the Company or any Subsidiary, even if the opportunity is of the character that, if presented to the Company or any Subsidiary, could be taken by the Company or any Subsidiary; and (iv) any Manager or Member (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) shall have the right to hold any investment opportunity or prospective economic advantage for such Manager's or Member's (and their respective officers', directors', agents', shareholders', members', partners' or Affiliates') own account or to recommend such opportunity to Persons other than the Company or any Subsidiary; (i) provided that as a condition to election as Manager and receiving a Membership Interest in the Company upon consummation of the IPO, PublicCo agrees that until all outstanding shares of Class B Common Stock have been converted into shares of Class A Common Stock in accordance with Clause (b)(viii) of Article Fourth of PublicCo's certificate of incorporation, as amended from time to time, it shall not engage directly or indirectly, including without limitation through any Subsidiary, in any business other than the Cable Transmission Business and as a member of, and subscriber to, the portal joint venture with Broadband Partners;
(ii) provided further, that to the extent that, as of the Class B Common Measuring Date, PublicCo was directly or indirectly engaged in, or had agreed to acquire directly or indirectly, an Incidental Business, so long as (a) such Incidental Businesses so engaged in by PublicCo on the Class B Common Measuring Date in the aggregate on such date accounted for less than ten percent (10%) of the consolidated revenues of the total business engaged in by PublicCo, or (b) such Incidental Businesses which on the Class B Common Measuring Date PublicCo had agreed to acquire in the aggregate on such date accounted for less than ten percent (10%) of the consolidated revenues of the total businesses to be acquired, as applicable, PublicCo may, directly or indirectly, including through any Subsidiary, continue to conduct any such Incidental Business and the foregoing limitation on the business and purpose of PublicCo shall not require that any such Incidental Business be divested by PublicCo, but PublicCo shall not, directly or indirectly, expand any such Incidental Business by means of any acquisition or any commitment of the Company or its Subsidiary's resources or financial support. PublicCo also agrees that it shall not (i) hold any assets, other than (a) working capital cash and cash equivalents held for the payment of current obligations and receivables from the Company; (b) Common Units; (c) back-to-back obligations and mirror equity interests of the Company, consisting of obligations and equity securities (other than Common Units, but including convertible securities), which are substantially equivalent to liabilities or obligations or securities of PublicCo to third parties; (d) assets subject to an existing obligation to contribute such assets (or successor assets) to the Company in exchange for Units; (e) assets acquired as a result of the issuance of (x) common stock of PublicCo and/or preferred stock of PublicCo and/or (y) liabilities or obligations of PublicCo, subject to an existing obligation to contribute such assets (or successor assets) to the Company in exchange for Common Units (in respect of the common stock of PublicCo issued) and/or for mirror equity securities (other than Common Units, but including convertible securities, in respect of the mirror equity securities issued) of the Company and/or liabilities or obligations of the Company (in respect of the liabilities or obligations incurred), which are substantially equivalent to the equity securities and/or liabilities and obligations of PublicCo issued to acquire such assets; or (f) goodwill or deferred tax assets, or (ii) incur any liability or obligation for borrowed money for acquisition of assets or under any capital lease, other than (a) in connection with back-to-back obligations of the Company consisting of liabilities or obligations of the Company which are substantially equivalent to liabilities or obligations of PublicCo to a third party; (b) to acquire Units in exchange for common stock of PublicCo; or (c) as contemplated by Clauses (i)(d) and (e) immediately above. PublicCo further agrees (x) that it shall not issue, transfer from treasury stock or repurchase shares of its common stock unless in connection with any such issuance, transfer, or repurchase PublicCo takes all requisite action such that, after giving effect to all such issuances, transfers or repurchases, the number of outstanding shares of common stock will equal on a one-for-one basis the number of Common Units owned by PublicCo; (y) that it shall not issue, transfer from treasury stock or repurchase shares of preferred stock of PublicCo unless in connection with any such issuance, transfer or repurchase PublicCo takes all requisite action such that, after giving effect to all such issuances, transfers or repurchases, PublicCo holds mirror equity interests of the Company which are in the aggregate substantially equivalent to the outstanding preferred stock of PublicCo; and (z) upon any reclassification of the Common Units, whether by combination, division or otherwise, it shall take all requisite action so that the number of outstanding shares of common stock will equal on a one-for-one basis the number of Common Units owned by PublicCo.

         The Company agrees that, without the Approval of the Class A Common Members, (i) the Company shall not engage directly or indirectly, including without limitation through any Subsidiary, in any business other than the Cable Transmission Business and as a member of and subscriber to, the portal joint venture with Broadband Partners; and (ii) to the extent that as of the Class B Common Measuring Date, the Company was directly or indirectly engaged in, or had agreed to acquire directly or indirectly, an Incidental Business, so long as (a) such Incidental Businesses so engaged in by the Company on the Class B Common Measuring Date in the aggregate on such date accounted for less than ten percent (10%) of the consolidated revenues of the total business engaged in by the Company or (b) such Incidental Businesses which on the Class B Common Measuring Date the Company had agreed to acquire in the aggregate on such date accounted for less than ten percent (10%) of the consolidated revenues of the total businesses to be acquired, as applicable, the Company may, directly or indirectly, including through any Subsidiary, continue to conduct any such Incidental Business and the foregoing limitation on the business and purpose of the Company shall not require that any such Incidental Business be divested by the Company, but the Company shall not, directly or indirectly, expand any such Incidental Business by means of any acquisition or any commitment of the Company or its Subsidiary's resources or financial support.

         The Company and each Member acknowledge that the other Members, the Manager (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) and the officers or directors of the Company (to the extent expressly permitted in their employment agreement) might own or manage other businesses, including businesses that may compete with the Company or any Subsidiary for the time of the Member or Manager. Without limiting the generality of the foregoing, the Company and each Member acknowledge that Vulcan Ventures Inc., an Affiliate of CII and Vulcan Cable, has entered into an agreement to purchase convertible preferred stock of RCN Corporation, which may be deemed to be engaged in the Cable Transmission Business. The Company and each Member acknowledge that none of them shall have any interest in the securities of RCN Corporation to be acquired by Vulcan Ventures Inc. or any RCN Corporation common stock into which such securities are convertible, and that Vulcan Ventures Inc. shall not have any obligation to them on account thereof. To the extent that, at law or at equity, any Member or Manager (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) or officers or directors of the Company have duties (including fiduciary duties) and liabilities relating to the Company and the other Members, such Person shall not be liable to the Company or the other Members for its good faith reliance on the provisions of this Agreement including this Section 5.7. The Company and each Member hereby waive any and all rights and claims that the Company or such Member may otherwise have against the other Members and the Manager (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) or officers or directors of the Company as a result of any such permitted activities. The provisions of this Agreement, and any agreement between the Company and any Member entered into in reliance on this Section 5.7, to the extent that they restrict the duties and liabilities of a Manager or Member (and their respective officers, directors, agents, shareholders, members, partners or Affiliates) or officers or directors of the Company otherwise existing at law or in equity, are agreed by the Company and the Members to replace such other duties and liabilities of such Person.

     5.8 Remuneration for Management or Other Services. The Manager, directors, and officers of the Company shall be entitled to reasonable remuneration for providing management or other services to the Company, all as determined by the Manager.

     5.9 Reimbursement of Expenses. The Company shall reimburse the Manager, directors of the Company, and officers of the Company for the actual and reasonable costs, fees, and expenses paid or incurred by any Person for goods, materials, services, and activities acquired or used by or for the benefit of the Company, or performed or undertaken for the benefit of the Company. Without limiting the generality of the foregoing, the Company shall reimburse PublicCo, for all costs, fees, and expenses paid or incurred by PublicCo in connection with the IPO, and its compliance with the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any other applicable federal and state securities laws.

                                   ARTICLE VI

                    ALLOCATIONS OF NET PROFITS AND NET LOSSES
                                       AND
                                  DISTRIBUTIONS

     6.1 Allocations of Net Profits. After giving effect to the special allocations set forth in Sections 6.3 and 6.5 herein, Net Profits for any Allocation Period shall be allocated to the Members as follows:

         6.1.1 For any Allocation Period ending prior to the Class B Common Change Date, if the Company has Combined Book Losses for such Allocation Period, then:

              (a) to each of the Common Members (including the Class A Common Members) other than the Class B Common Members, in an amount equal to (i) the amount of Net Profits, multiplied by (ii) such Common Member's Percentage Interest; and

              (b) in addition to the amount allocated to the Class A Common Members pursuant to Section 6.1.1(a), to the Class A Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of Net Profits, multiplied by (ii) the Class B Common Members' aggregate Percentage Interests.

         6.1.2 For any Allocation Period ending after the Class B Common Change Date, if the Company has Combined Book Losses for such Allocation Period, then to each of the Common Members in accordance with such Common Member's Percentage Interest.

         6.1.3 For any Allocation Period ending after the Class B Common Measuring Date, if the Company has Combined Book Profits for such Allocation Period and if there is any Special Allocation Amount as of the beginning of such Allocation Period, then:

              (a) to each of the Common Members (including the Class A Common Members) other than the Class B Common Members, in an amount equal to (i) the amount of Net Profits, multiplied by (ii) such Common Member's Percentage Interest;

              (b) in addition to the amount allocated to the Class A Common Members pursuant to Section 6.1.3(a), to the Class A Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of Net Profits, multiplied by (ii) the product of the Class B Common Members' aggregate Percentage Interests and the Special Allocation Amount Ratio; provided, however, that the allocation of Net Profits pursuant to this Section 6.1.3(b) shall be subject to Section 6.4; and

              (c) to the Class B Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of Net Profits multiplied by the Class B Common Members' aggregate Percentage Interests, minus (ii) the amount of Net Profits allocated to the Class A Common Members pursuant to Section 6.1.3(b) for such Allocation Period.

         6.1.4 For any Allocation Period ending after the Class B Common Measuring Date, if the Company has Combined Book Profits for such Allocation Period and if there is no Special Allocation Amount as of the beginning of such Allocation Period, then to each of the Common Members in accordance with such Common Member's Percentage Interest.

     6.2 Allocations of Net Losses. After giving effect to the special allocations set forth in Sections 6.3 and 6.5 herein, Net Losses for any Allocation Period shall be allocated to the Members as follows:

         6.2.1 For any Allocation Period ending prior to the Class B Common Change Date:

              (a) to each of the Common Members (including the Class A Common Members) other than the Class B Common Members, in an amount equal to (i) the amount of Net Losses, multiplied by (ii) such Common Member's Percentage Interest; and

              (b) in addition to the amount allocated to the Class A Common Members pursuant to Section 6.2.1(a), to the Class A Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of Net Losses, multiplied by (ii) the Class B Common Members' aggregate Percentage Interests.

         6.2.2 For any Allocation Period ending after the Class B Common Change Date, to each of the Common Members in accordance with such Common Member's Percentage Interest.

         6.2.3 Notwithstanding Sections 6.2.1 and 6.2.2, an allocation of Net Losses under Section 6.2.1 or 6.2.2 hereof shall not be made to the extent it would create or increase an Adjusted Capital Account Deficit for a Member or Members at the end of any Allocation Period. Any Net Losses not allocated because of the preceding sentence shall be allocated to the other Member or Members in proportion to such Member's or Members' respective Percentage Interests; provided, however, that to the extent such allocation would create or increase an Adjusted Capital Account Deficit for another Member or Members at the end of any Allocation Period, such allocation shall be made to the remaining Member or Members in proportion to the respective Percentage Interests of such Member or Members.

     6.3 Special Allocations. The following special allocations shall be made in the following order:

         6.3.1 Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this
Article VI, if there is a net decrease in Company Minimum Gain during any Allocation Period, each Member shall be specially allocated items of Company income and gain for such Allocation Period (and, if necessary, subsequent Allocation Periods) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.1 is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

         6.3.2 Member Minimum Gain Chargeback. Except as otherwise provided in Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this
Article VI, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Period, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Allocation Period (and, if necessary, subsequent Allocation Periods) in an amount equal to that portion of such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.2 is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         6.3.3 Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) or any other event creates an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3.3 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.3.3 were not in the Agreement.

         6.3.4 Nonrecourse Deductions Referable to Liabilities Owed to Non-Members. Any Nonrecourse Deductions for any Allocation Period and any other deductions or losses for any Allocation Period referable to a liability owed by the Company to a Person other than a Member to the extent that no Member bears the economic risk of loss shall be specially allocated to the Members in accordance with their Percentage Interests.

         6.3.5 Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt or other liability to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i) and Regulations Section 1.704-1(b).

         6.3.6 Section 754 Adjustments. To the extent an adjustment to the Basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the Basis of the asset) or loss (if the adjustment decreases such Basis) and such gain or loss shall be specially allocated to the Members in accordance with Regulations Section 1.704-1(b)(2)(iv)(m).

         6.3.7 Depreciation and Amortization. All of the remaining items of Company deduction for Depreciation for any Allocation Period shall be specially allocated to the Members as follows:

              (a) For any Allocation Period ending prior to the Class B Common Change Date, if the Company has Combined Book Losses for such Allocation Period, then: (x) to each of the Common Members other than the Class A Common Members, the Class B Common Members, and the Class C Common Members in an amount equal to
(i) the amount of the item to be allocated, multiplied by (ii) such Member's Percentage Interest; and (y) to the Class A Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to
(i) the amount of the item to be allocated, multiplied by (ii) the Class B Common Members' aggregate Percentage Interests.

              (b) For any Allocation Period ending after the Class B Common Change Date, if the Company has Combined Book Losses for such Allocation Period, then to each of the Common Members other than the Class A Common Members and the Class C Common Members in an amount equal to (i) the amount of the item to be allocated, multiplied by (ii) such Member's Percentage Interest.

              (c) For any Allocation Period ending after the Class B Common Measuring Date, if the Company has Combined Book Profits for such Allocation Period and if there is any Special Allocation Amount as of the beginning of such Allocation Period, then: (x) to each of the Common Members other than the Class A Common Members, the Class B Common Members, and the Class C Common Members in an amount equal to (i) the amount of the item to be allocated, multiplied by
(ii) such Member's Percentage Interest; (y) to the Class A Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of the item to be allocated, multiplied by (ii) the product of the Class B Common Members' aggregate Percentage Interests and the Special Allocation Amount Ratio; provided, however, that the allocation of items pursuant to this Section 6.3.7(c)(y) shall be subject to Section 6.4; and (z) to the Class B Common Members, to be allocated among them in proportion to their Percentage Interests, in an amount equal to (i) the amount of the item to be allocated multiplied by the Class B Common Members' aggregate Percentage Interests, minus (ii) the amount of such item allocated to the Class A Common Members pursuant to Section 6.3.7(c)(y) for such Allocation Period.

              (d) For any Allocation Period ending after the Class B Common Measuring Date, if the Company has Combined Book Profits for such Allocation Period and if there is no Special Allocation Amount as of the beginning of such Allocation Period, then to each of the Common Members other than the Class A Common Members and the Class C Common Members in an amount equal to (i) the amount of the item to be allocated, multiplied by (ii) such Member's Percentage Interest.

              (e) For any Allocation Period ending prior to the Class C Common Change Date, if the Company has a tax loss for such Allocation Period, then to each of the Class C Common Members in an amount determined as follows: The allocation provisions in this Article VI shall first be applied tentatively without taking into account any items of Depreciation, other than items of Depreciation allocated under Sections 6.3.4 and 6.3.5. Such tentative application of the allocation provisions shall result in a calculation of the amount of the taxable income or loss ("Tentative Taxable Income" or "Tentative Tax Loss," respectively) that would be allocated to each Class C Common Member by the

Company if such tentative application were final. Next, items of Depreciation under this Section 6.3.7(e) shall be allocated to each Class C Common Member with Tentative Taxable Income to the extent necessary to cause the amount of the taxable income, excluding any taxable income arising from a sale or other disposition (other than in the ordinary course of business) of the Company's Property, allocated to such Member by the Company to be equal, or as nearly equal as possible, to zero; provided, however, that such items of Depreciation shall be so allocated only to the extent that such allocation would not create or increase taxable income for any Class A Common Member for such Allocation Period if such taxable income were determined in accordance with the provisions of this Agreement, with the following adjustment: the Special Loss Allocations, the Special Profit Allocations, Sections 6.1.3(c) and 6.3.7(c)(z), and the exclusion of the Class B Common Members from Sections 6.1.1(a), 6.1.3(a), 6.2.1(a), 6.3.7(a)(x), and 6.3.7(c)(x) shall be treated as if they were not part of this Agreement. In allocating items of Depreciation to each Class C Common Member with Tentative Taxable Income pursuant to the preceding sentence, the Company shall, to the extent possible, allocate to such Member a uniform percentage of each item of Depreciation allocated under Section 6.3.7. If the allocation of items of Depreciation under this Section 6.3.7(e) is insufficient to reduce to zero such taxable income for each Class C Common Member, then such items shall be allocated to the Class C Common Members in proportion to their respective Tentative Taxable Incomes. No items of Deprecation under this Section 6.3.7(e) shall be allocated to any Class C Common Member with a Tentative Tax Loss. For purposes of this Section 6.3.7, the Company's taxable income or loss, as determined in accordance with Code Section 703(a), shall include all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1).

              (f) For any Allocation Period ending after the Class C Common Change Date, to each of the Class C Common Members in an amount determined as follows: The allocation provisions in this Article VI, excluding the provisions of Section 6.5 calling for offsetting special allocations to be made as a result of the operation of this Section 6.3.7(f), shall first be applied tentatively and with two hypothetical modifications. First, all items of Depreciation, other than items of Depreciation allocated under Section 6.3.5, shall be hypothetically allocated to the Members in accordance with their Percentage Interests. Second, tax allocations with respect to each Class C Common Contributed Property (to the extent that at the time of its contribution to the Company its Gross Asset Value differs from its Basis) shall be hypothetically made using the Remedial Method so as to eliminate distortions caused by the ceiling rule described in Regulations Section 1.704-3(b)(1), without changing the amount of the items of Depreciation (as determined under the rules of Regulations Section 1.704-1(b)(2)(iv)(g)(3)) that are hypothetically allocated pursuant to the preceding sentence and that are attributable to such Class C Common Contributed Property (to the extent that at the time of its contribution to the Company its Gross Asset Value differs from its Basis). Such tentative application of the allocation provisions shall result in a calculation of the amount of the Tentative Taxable Income or Tentative Tax Loss that would be allocated to each Class C Common Member by the Company if such tentative application, with the two hypothetical modifications described above, were final. Next, in lieu of the two hypothetical modifications described above, items of Depreciation under this Section 6.3.7(f) shall be allocated to each Class C Common Member so as to cause the amount of the taxable income or loss allocated to such Member by the Company (using the Traditional Method with respect to each Class C Common

Contributed Property to the extent that at the time of its contribution to the Company its Gross Asset Value differs from its Basis) to be equal, or as nearly equal as possible, to that Member's Tentative Taxable Income or Tentative Tax Loss, whichever is applicable.

              (g) To the extent not allocated under (a), (b), (c), (d), (e) or
(f) above, to the Class A Common Members, to be allocated among them in proportion to their Percentage Interests.

              If the aggregate amount of the items of Depreciation available to be allocated under this Section 6.3.7 for any Allocation Period is less than the sum of the items of Depreciation provided for under Section 6.3.7(a), (b), (c), or (d), on the one hand, and the items of Depreciation provided for under
Section 6.3.7(e) or (f), on the other, then the items of Depreciation available to be allocated under this Section 6.3.7 for such Allocation Period shall be divided between Section 6.3.7(a), (b), (c), or (d), on the one hand, and Section 6.3.7(e) or (f), on the other, in proportion to the respective amounts of the items of Depreciation provided for under such Sections.

         6.3.8 Preferred Return Allocations. All or a portion of the remaining items of Company income and, to the extent income is insufficient, gain shall be specially allocated to each Class A Preferred Member in an amount equal to the cumulative Class A Preferred Return Amount (with respect to which there has been no allocation under this Section 6.3.8) for any Class A Preferred Units (i) redeemed from such Member during the Allocation Period pursuant to Section 3.5.2 or 3.5.3, (ii) Transferred by such Member to PublicCo or any other Person pursuant to the Rifkin Contribution Agreement, the Rifkin Put Agreement, or this Agreement, or (iii) with respect to which liquidating distributions are made pursuant to Article IX. If, in addition to items of income, items of gain are to be allocated pursuant to the foregoing sentence and the Company has items of both short-term capital gain and long-term capital gain, all of the Company's items of short-term capital gain shall be allocated before any items of long-term capital gain are allocated.

     6.4 Certain Allocations to the Class A Common Members and the Class B Common Members. Notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the allocations to the Class A Common Members and the Class B Common Members shall be subject to the following provisions:

         6.4.1 The allocations to the Class A Common Members of Net Profits pursuant to Section 6.1.3(b) and of items of Depreciation pursuant to Section 6.3.7(c)(y) (collectively, the "Special Profit Allocations") shall be limited in amount and made in a manner such that the total amount of the net taxable income allocated to the Class A Common Members in respect of the aggregate Special Profit Allocations is no greater than the total amount of the net tax loss allocated to the Class A Common Members in respect of the aggregate Net Profits, Net Losses, and items of Depreciation allocated to the Class A Common Members pursuant to Sections 6.1.1(b), 6.2.1(b), and 6.3.7(a)(y), respectively (collectively, the "Special Loss Allocations").

         6.4.2 In the event of the dissolution of the Company or the occurrence of any other event with respect to which the distribution rights of the Class A Common Members or the Class B Common Members are determined in whole or in part by reference to their Capital Account balances, the Special Loss Allocations (to the extent that they have not previously been offset with Special Profit Allocations or special allocations of other items pursuant to this Section 6.4) shall be offset either with current Special Profit Allocations or, to the extent that such current Special Profit Allocations are insufficient, with special allocations between the Class A Common Members and the Class B Common Members, to the extent possible, of other items of Company income, gain, loss, or deduction. Capital Account adjustments shall be made to reflect such allocations before any distributions in connection with such events are made. The Manager shall make such offsetting special allocations of other items in whatever manner it determines appropriate so that, after such offsetting allocations are made: (i) the Capital Account balances of the Class A Common Members and the Class B Common Members are, to the extent possible, equal to the Capital Account balances such Members would have had if the Special Loss Allocations, the Special Profit Allocations, Sections 6.1.3(c) and 6.3.7(c)(z), and the exclusion of the Class B Common Members from Sections 6.1.1(a), 6.1.3(a), 6.2.1(a), 6.3.7(a)(x), and 6.3.7(c)(x) had not been part of this Agreement; and (ii) to the maximum extent consistent with attaining the Capital Account balances described in the preceding clause (i), the total amount of the net taxable income allocated to the Class A Common Members in respect of the aggregate Special Profit Allocations and special allocations of other items pursuant to this Section 6.4 is no greater than the total amount of the net tax loss allocated to the Class A Common Members in respect of the aggregate Special Loss Allocations.

         6.4.3 In the event that Class A Common Units are transferred, directly or indirectly, to PublicCo as part of a Non-Recognition Transaction, if (i) the Special Loss Allocations have not been fully offset with prior or current Special Profit Allocations or special allocations of other items pursuant to this Section 6.4 and (ii) CII or Vulcan Cable so elects with respect to its Class A Common Units transferred as part of such Non-Recognition Transaction, then the Special Loss Allocations with respect to such Class A Common Units (to the extent that they have not been so offset) shall be offset with special allocations between the Class A Common Members and the Class B Common Members, to the extent possible, of other items of Company income, gain, loss, or deduction. The Manager shall make such offsetting special allocations of other items in whatever manner it determines appropriate so that, after such offsetting allocations are made: (i) the Capital Account balances of the Class A Common Members with respect to the Class A Common Units transferred as part of such Non-Recognition Transaction are, to the extent possible, equal to the Capital Account balances such Members would have had with respect to such Class A Common Units if the Special Loss Allocations, the Special Profit Allocations, Sections 6.1.3(c) and 6.3.7(c)(z), and the exclusion of the Class B Common Members from Sections 6.1.1(a), 6.1.3(a), 6.2.1(a), 6.3.7(a)(x), and 6.3.7(c)(x)
had not been part of this Agreement; and (ii) to the maximum extent consistent with attaining the Capital Account balances described in the preceding clause
(i), the total amount of the net taxable income allocated to the Class A Common Members with respect to such Class A Common Units in respect of the aggregate Special Profit Allocations and special allocations of items pursuant to this
Section 6.4 is no greater than the total amount of the net tax loss allocated to the Class A Common Members with respect to such Class A Common Units in respect of the aggregate Special Loss Allocations.

         6.4.4 For purposes of this Section 6.4, net taxable income allocated in respect of a Special Profit Allocation or a special allocation of another item pursuant to Section 6.4.2 or 6.4.3 refers to the net taxable income that is allocated in respect thereof for the same Allocation Period for which such Special Profit Allocation or other special allocation is made.

         6.4.5 If any special allocations of other items are made pursuant to
Section 6.4.2 or 6.4.3, the Manager shall thereafter make appropriate adjustments in the determination of the Special Allocation Amount and any subsequent Special Profit Allocations so as to reflect that such special allocations of other items have had the effect of offsetting certain Special Loss Allocations.

         6.4.6 If any Class A Common Units are redeemed by the Company or any additional Class A Common Units are issued, the Manager shall thereafter make appropriate adjustments in the determination of the Special Allocation Amount, any subsequent Special Profit Allocations, and any special allocations of other items pursuant to Section 6.4.2 or 6.4.3 so that (i) the Special Allocation Amount excludes any amount with respect to redeemed Units, and (ii) the proportion in which the Special Profit Allocations are allocated among the Class A Common Members takes into account that, as a result of the issuance of additional Class A Common Units, the Percentage Interest of the Member to which such Units were issued may need to be reduced for purposes of determining such Member's proper share of the Special Profit Allocations.

     6.5 Curative Allocations.

         6.5.1 The allocations set forth in Sections 6.2.3, 6.3.1, 6.3.2, 6.3.3, 6.3.4, 6.3.5, and 6.3.6 (collectively, the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. The allocations set forth in Section 6.3.7 are intended to effectuate certain agreements of the Members (such allocations other than the allocations set forth in Sections 6.3.7(a)(y) and 6.3.7(c)(y) are collectively referred to for purposes of this
Section 6.5.1 as the "Depreciation Allocations"). It is the intent of the Members that, to the extent possible, the Regulatory Allocations and the Depreciation Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction to the extent provided by this Section 6.5.1. Therefore, subject to Section 6.5.2 but notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, a Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had (the "Target Capital Account") if the Regulatory Allocations and the Depreciation Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 6.1, 6.2.1, 6.2.2, 6.3.7(a)(y), 6.3.7(c)(y), 6.3.8, and
6.4. In exercising its discretion under this Section 6.5.1, the Manager shall take into account any future Regulatory Allocations under Sections 6.3.1 and
6.3.2 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 6.3.4 and 6.3.5.

         6.5.2 The Manager shall implement the offsetting special allocations in
Section 6.5.1 in such a manner that:

              (a) For any Allocation Period covered by Section 6.3.7(e), no special allocations shall be made under Section 6.5.1 to either the Class A Common Members or the Class C Common Members to offset the allocations made as a result of the operation of Section 6.3.7(e), except in the event of the dissolution of the Company or the occurrence of any other event with respect to which the distribution rights of the Class A Common Members or the Class C Common Members are determined in whole or in part by reference to their Capital Account balances, in which case the special allocations to be made to the Class A Common Members, the Class C Common Members, or both, to offset the allocations arising as a result of the operation of Section 6.3.7(e) and the corresponding Capital Account adjustments shall be made before any distributions in connection with such events are made.

              (b) For any Allocation Period covered by Section 6.3.7(f), the special allocations to be made under Section 6.5.1 to the Class A Common Members, the Class C Common Members, or both, to offset the allocations arising as a result of the operation of Section 6.3.7(f) shall be limited in amount and made in a manner such that the amount of the taxable income allocated to any Class C Common Member shall be no less than, and the amount of the tax loss allocated to any Class C Common Member shall be no greater than, that Member's Tentative Taxable Income or Tentative Tax Loss, respectively, for such Allocation Period; provided, however, that in the event of the dissolution of the Company or the occurrence of any other event with respect to which the distribution rights of the Class A Common Members or the Class C Common Members are determined in whole or in part by reference to their Capital Account balances, the foregoing limitations shall apply only to the extent consistent with attaining the Target Capital Accounts and such Capital Account adjustments shall be made before any distributions in connection with such events are made.

              (c) In the case of the offsetting special allocations to be made to the Class A Common Members, the Class C Common Members, or both, arising as a result of the operation of Section 6.3.7(e), (i) the total amount of the increase in the taxable income allocated to the Class A Common Members as a result of such offsetting special allocations shall be no greater than the excess, if any, of the Allocated Tax Deductions over the Baseline Tax Deductions, and (ii) the total amount of the decrease in the taxable income allocated to the Class A Common Members as a result of such offsetting special allocations shall be no less than the excess, if any, of the Baseline Tax Deductions over the Allocated Tax Deductions; provided, however, that in the event of the dissolution of the Company or the occurrence of any other event with respect to which the distribution rights of the Class A Common Members or the Class C Common Members are determined in whole or in part by reference to their Capital Account balances, the foregoing limitations shall apply only to the extent consistent with attaining the Target Capital Accounts and such Capital Account adjustments shall be made before any distributions in connection with such events are made. For purposes of this Section 6.5.2(c), the "Allocated Tax Deductions" shall mean the total amount of the tax deductions allocated to the Class A Common Members in respect of the items of Depreciation allocated to the Class A Common Members pursuant to Section 6.3.7(g) for the Allocation Periods ending prior to the Class C Common Change Date, and the "Baseline Tax Deductions" shall mean the total amount of the tax deductions that would have been allocated to the Class A Common Members if items of Depreciation allocated under Section 6.3.7 had been allocated to the Class A Common Members in accordance with their Percentage Interests for the Allocation Periods ending prior to the Class C Common Change Date.

              (d) For purposes of Sections 6.5.2(b) and 6.5.2(c), an increase or decrease in taxable income or tax loss allocated in respect of an offsetting special allocation refers to the increase or decrease in taxable income or tax loss that is allocated in respect thereof for the same Allocation Period for which such offsetting special allocation is made.

     6.6 Other Allocation Rules.

         6.6.1 Allocation of Items Included in Net Profits and Net Losses. Whenever a proportionate part of the Net Profits or Net Losses is allocated to a Member, every item of income, gain, loss, or deduction entering into the computation of such Net Profits or Net Losses shall be credited or charged, as the case may be, to such Member in the same proportion.

         6.6.2 Allocations in Respect of a Transferred Membership Interest. If any Membership Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Allocation Period of the Company, each item of income, gain, loss, deduction, or credit of the Company for such Allocation Period shall be allocated among the Members, as determined by the Manager in accordance with any method permitted by Code
Section 706(d) and the Regulations promulgated thereunder in order to take into account the Members' varying interests in the Company during such Allocation Period.

     6.7 Tax Allocations.

         6.7.1 Code Section 704(c). The allocations specified in this Agreement shall govern the allocation of items to the Members for Code Section 704(b) book purposes, and the allocation of items to the Members for tax purposes shall be in accordance with such book allocations, except that solely for tax purposes and notwithstanding any other provision of this Article VI:

              (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members so as to take account of any variation between the Basis of such property to the Company and its initial Gross Asset Value.

              (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Subsection 2 of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the Basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

              (c) The allocations described in (a) and (b) above shall be made in accordance with Regulations Section 1.704-3 using the Traditional Method except as otherwise specified in Schedule 6.7.1.

         6.7.2 Tax Credits. Tax credits, if any, shall be allocated among the Members in proportion to their Percentage Interests.

         6.7.3 Excess Nonrecourse Liabilities. Solely for purposes of determining a Member's share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in Company profits are in proportion to their Percentage Interests.

     6.8 Obligations of Members to Report Consistently. The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company income and loss for income tax purposes.

     6.9 Distributions by the Company to Members. Prior to the occurrence of any event specified in Section 9.1, and subject to availability of funds, applicable law, and any limitations contained elsewhere in this Agreement:

         6.9.1 Mandatory Tax Distributions. Not later than ninety (90) days after the end of each calendar year, the Company shall declare and pay aggregate distributions during the period commencing on January 1 of such year (but excluding distributions mandated under this Section 6.9.1 with respect to prior years) to the Common Members, in accordance with their respective Percentage Interests, until each such Member, in the reasonable judgment of the Manager, has received an amount sufficient to enable such Member to fund such Member's federal, state, and local income tax liability (calculated using the highest nominal, marginal federal, state, and local income tax rates then imposed on ordinary income of individual taxpayers residing in New York City, with appropriate adjustments for the federal tax benefits from state and local taxes) attributable to such Member's respective share of the estimated taxable income of the Company for such period.

         6.9.2 Net Cash From Operations and Net Cash From Sales or Refinancings. Net Cash From Operations and Net Cash From Sales or Refinancings may be distributed at such times and in such amounts as may be approved by the Manager, to Common Members in proportion to their respective Percentage Interests.

     6.10 Advances or Drawings. Distributions of money and property shall be treated as advances or drawings of money or property against a Member's distributive share of income and as current distributions made on the last day of the Company's taxable year with respect to such Member.

     6.11 Distributees; Liability for Distributions. All distributions made pursuant to Section 6.9 shall be made only to the Persons who, according to the books and records of the Company, hold the Membership Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor any Member, Manager, or officer shall incur any liability for making distributions in accordance with Section 6.9.

     6.12 Form of Distributions. A Member, regardless of the nature of the Member's Capital Contributions, has no right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members.

     6.13 Return of Distributions. Except for distributions made in violation of the Act or this Agreement, or as otherwise required by law, no Member shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company.

     6.14 Limitation on Distributions. Notwithstanding any provision to the contrary in this Agreement, the Company shall not make a distribution to any Member on account of such Member's interest in the Company if such distribution would (i) violate Section 18-607 of the Act or other applicable law or (ii) breach, or with the passage of time or the giving of notice result in a breach of, any contractual covenants of the Company or its Subsidiaries (provided that the Company shall negotiate such covenants in good faith to permit distributions under Section 6.9.1).

     6.15 Withholding. Any tax required to be withheld with respect to any Member under Section 1446 or other provisions of the Code, or under the law of any state or other jurisdiction, shall be treated for all purposes of this Agreement (i) as a distribution of cash to be charged against current or future distributions to which such Member would otherwise have been entitled, or (ii) if determined by the Manager in writing, as a demand loan to such Member bearing interest at a rate per annum equal to the rate of interest then announced by The Bank of New York as its prime commercial lending rate plus two hundred (200) basis points.

                                  ARTICLE VII

                              TRANSFER OF INTERESTS

     7.1 Transfer of Interests In General.

         7.1.1 Conditions to Transfer. No Member shall be entitled to Transfer all or any part of such Member's Membership Interest unless all of the following conditions have been met: (a) the Company shall have received a written notice of the proposed Transfer, setting forth the circumstances and details thereof;
(b) the Company shall (at its option) have received written opinion from counsel reasonably satisfactory to the Company, which in the case of a permitted Transfer contemplated by Section 7.2 shall be the Company's counsel, in form and substance reasonably satisfactory to the Company, specifying the nature and circumstances of the proposed Transfer, and based on such facts stating that the proposed Transfer will not be in violation of any of the registration provisions of the Securities Act, or any applicable state securities laws; (c) the Company shall have received from the transferee a written consent to be bound by all of the terms and conditions of this Agreement and, if such Transfer is to PublicCo and the Transferring Member receives common stock of PublicCo in the exchange, a written consent from such Member not to Transfer the common stock of PublicCo for one-hundred eighty (180) days after the Class B Common Measuring Date; (d) the Transfer will not result in the loss of any license or regulatory approval or exemption that has been obtained by the Company and is materially useful in the conduct of its business as then being conducted or proposed to be conducted; (e) the Transfer will not result in a material limitation or restriction on the Company's operations; (f) the Company is reimbursed upon request for its reasonable out-of-pocket expenses, except in the case of a permitted Transfer contemplated by Section 7.2, in connection with the Transfer; (g) if the Transfer to the proposed transferee is not otherwise specifically authorized by Section 7.2, the Transfer has been approved by the Manager, which consent may be given or withheld, conditioned or delayed as the Manager may determine in its sole discretion; (h) if the proposed transferee is not a Member or the Transfer to the proposed transferee is not otherwise specifically authorized by Section 7.2, the Transfer receives the Approval of the Members; (i) the Transfer will not cause the Company to be treated as a "publicly traded partnership" within the meaning of section 7704 of the Code, (j) the Transfer will not cause the Company to be treated as an "investment company" within the meaning of section 3 of the Investment Company Act of 1940, as amended, and (k) the Transfer has satisfied the requirements of
Section 7.3.

         7.1.2 Pledges. Notwithstanding anything to the contrary in Section 7.1, a Member may pledge, grant a security interest in or otherwise encumber all or a portion of its Membership Interest, without compliance with Sections 7.1.1(g) and (h) but subject to the other provisions of Section 7.1, if prior thereto, the pledgee or secured party delivers to the Company a written agreement acknowledging receipt of a copy of this Agreement and unconditionally agreeing that any foreclosure of the pledge or security interest shall be treated as a Transfer of such Membership Interest to which all provisions of this Article VII apply.

         7.1.3 Invalid Transfers. To the fullest extent permitted by law, Transfers in violation of this Section 7.1 or in violation of any other provision of this Article VII or this Agreement shall be null and void ab initio and of no effect whatsoever.

     7.2 Permitted Transfers. Subject to the provisions of Section 7.1, the Units may be Transferred under the following circumstances:

         7.2.1 Class A Common Units. Class A Common Units may be Transferred to any Person, including without limitation, PublicCo or any Affiliate of CII or Vulcan Cable.

         7.2.2 Class B Common Units. Class B Common Units may be Transferred to any Affiliate of PublicCo, CII, or Vulcan Cable.

         7.2.3 Class C Common Units. Class C Common Units may be Transferred to the Bresnan Permitted Transferees, and Class C Common Units with respect to which any option pursuant to the Bresnan Put Agreement or the Bresnan-TCI Put Agreement has been exercised and Paul G. Allen or the Company has breached its purchase obligations under such put agreements may be Transferred to any transferee; provided, however, that (i) each such transferee must agree to be bound by the terms of this Agreement and other applicable equity documents (including the Bresnan Exchange Agreement), (ii) each such transferee must represent that it is an accredited investor and give such other investment representations and other undertakings as are customarily given by Persons acquiring securities in a private placement, and (iii) the Transfer to such transferee must be effected pursuant to an exemption from registration under applicable securities laws.

         7.2.4 Class D Common Units

              (a) Transfers to the Partners of FHGLP. Class D Common Units held by FHGLP may be Transferred to the partners of FHGLP on or after the Class D Common Measuring Date; provided, however, that (i) each such transferee agrees to be bound by the terms of this Agreement, and (ii) each such transferee represents that it is an accredited investor and gives such other investment representations and other undertakings as are customarily given by Persons acquiring securities in a private placement. If any such partner of FHGLP fails to make such agreements and representations or if the Company reasonably determines that the Transfer to such transferee would require registration under the Securities Act, then the Company shall purchase, within ninety (90) days after the Class D Common Measuring Date, the Class D Common Units proposed to be Transferred to such transferee for cash in an amount equal to the product of (i) the number of such Class D Common Units purchased by the Company, and (ii) the amount of Falcon Equity Value divided by the total number of Class D Common Units issued to FHGLP pursuant to Section 3.6.6; provided, however, that if and to the extent such purchases cause the Falcon Contributed Interest to be less than the Minimum Falcon Contributed Interest, FHGLP shall not be required to contribute the Minimum Falcon Contributed Interest as required by the Falcon Purchase Agreement. The Class D Common Units purchased by the Company pursuant to this Section 7.2.4(a) shall be deemed cancelled.

              (b) Transfers Pursuant to Falcon Registration Rights Agreement. Class D Common Units may be Transferred to any Person to which a Class D Common Member is permitted to assign its rights under the Falcon Registration Rights Agreement in accordance with Section 8.6(a) thereof; provided, however, that (i) each such transferee agrees to be bound by the terms of the Agreement, (ii) each such transferee (x) represents that it is an accredited investor and gives such other investment representations and other undertakings as are customarily given by Persons acquiring securities in a private placement or (y) provides the Company with a written opinion of counsel reasonably satisfactory to the Company that such Transfer would not result in a violation of the registration requirements of the Securities Act, and (iii) any such Transfer will not result in violation of the registration requirements of the Securities Act.

         7.2.5 Class A Preferred Units. Class A Preferred Units may be Transferred to any Person to which a Class A Preferred Member is permitted to assign its rights under the Rifkin Put Agreement in accordance with Section 10.9 thereof; provided, however, that (i) each such transferee agrees to be bound by the terms of the Agreement, (ii) each such transferee (x) represents that it is an accredited investor and gives such other investment representations and other undertakings as are customarily given by Persons acquiring securities in a private placement or (y) provides the Company with a written opinion of counsel reasonably satisfactory to the Company that such Transfer would not result in a violation of the registration requirements of the Securities Act, and (iii) any such Transfer will not result in violation of the registration requirements of the Securities Act.

         7.2.6 Transfer to Paul G. Allen, the Company, and Certain Other Transferees. All Units shall be freely transferable without restriction to Paul
G. Allen (or his Affiliates), the Company, or any other Person (i) to which Units may be put pursuant to the Rifkin Put Agreement, the Falcon Put Agreement, the Bresnan Put Agreement, or the Bresnan-TCI Put Agreement or (ii) to which Units may be Transferred pursuant to the Falcon Tag-Along Agreement or the Bresnan Tag-Along Agreement.

         7.2.7 Transfers to PublicCo. Notwithstanding anything to the contrary in Section 7.1, from and after the Class B Common Measuring Date, certain Members may Transfer their Units to PublicCo in exchange for the Class A Common Stock or Class B Common Stock of PublicCo, pursuant to the terms of the Falcon Exchange Agreement, the Bresnan Exchange Agreement, the CII Exchange Agreement, and certain employee option/compensatory plans and agreements of the Company.

         7.2.8 Admission of a Transferee as a Member. Each transferee (other than the Company) of a Transfer of a Membership Interest permitted by Section
7.2 shall be admitted to the Company as a Member of the Company upon completion of the Transfer in accordance with the conditions set forth in Sections 7.1 and 7.2.

     7.3 Right of First Refusal.

         7.3.1 Notice of Sale. Except with respect to Transfers permitted in
Section 7.2, no Member other than a Class A Common Member shall Transfer all or a portion of such Member's Membership Interest unless (i) such Member complies with Section 7.1, and (ii) such Member shall have first given written notice to the Company and the Class A Common Members of its intent to do so and such Transfer is thereafter completed in accordance with Section 7.3.5 hereof. Said notice (the "NOTICE") shall name the proposed transferee (which shall have made a bona fide written offer on the terms set forth in the Notice) (the "PROPOSED TRANSFEREE"), specify the portion of such Member's Membership Interest to be Transferred (the "OFFERED INTEREST") and the price and terms of the bona fide offer, and be accompanied by a copy of the bona fide offer. If the consideration offered by the Proposed Transferee for the Offered Interest consists of property other than cash, then the Transferring Member and the Manager will attempt to agree on the fair market value ("FAIR MARKET VALUE") of such property. If they are unable to agree on Fair Market Value within ten (10) days following receipt of the Notice by the Company, Fair Market Value shall be determined as follows:

              (a) The Transferring Member and the Manager will each select within two (2) business days after the end of such ten (10) day period a qualified appraiser, and such selected appraisers will, within twenty (20) days of their selection, render their respective determinations of Fair Market Value. Such determinations will be delivered concurrently, so that the Transferring Member and the Manager will each learn at the same time the determination of the other's appraiser.

              (b) If the Fair Market Value reflected in the higher of the two appraisals (the "HIGHER INITIAL APPRAISAL") is not greater than one hundred five percent (105%) of the Fair Market Value reflected in the lower of the two appraisals (the "LOWER INITIAL APPRAISAL"), Fair Market Value will be the average of the two appraisals. If the two appraisals are not within this range, the two appraisers will within two (2) business days select a third qualified appraiser to determine Fair Market Value. The third appraiser will deliver to the Transferring Member and the Manager its determination of Fair Market Value within twenty (20) days of its selection.

              (c) If the Higher Initial Appraisal is greater than one hundred five percent (105%) but not greater than one hundred twenty percent (120%) of the Lower Initial Appraisal, then Fair Market Value will be equal to the average of the two (2) of the three (3) appraisals that are closest to one another (or if the highest and lowest appraisal are equidistant from the middle, then Fair Market Value will be equal to the middle appraisal).

              (d) If the Higher Initial Appraisal is greater than one hundred twenty percent (120%) of the Lower Initial Appraisal, then Fair Market Value will be equal to either the Higher Initial Appraisal or the Lower Initial Appraisal, whichever is closest to the third appraisal (or if the Higher Initial Appraisal and the Lower Initial Appraisal are equidistant from the third appraisal, then such Fair Market Value will be equal to the third appraisal).

              (e) The Company will pay the cost of the appraisals and will promptly make available to the Transferring Member, the Manager, their respective representatives and the appraisers selected as provided above (subject to appropriate and customary confidentiality agreements) all information concerning the Company and its finances and operations as may be reasonably requested for purposes of determining Fair Market Value.

         7.3.2 Company's Right of First Refusal. Within the later of (a) twenty
(20) days following receipt of the Notice by the Company or (b) ten (10) days after the determination of Fair Market Value of the consideration offered by the Proposed Transferee in accordance with Section 7.3.1 above, if applicable, the Company shall send a written notice (the "COMPANY NOTICE") to the Class A Common Members, stating the portion of the Offered Interest that it wishes to purchase.

         7.3.3 Second Refusal by Members. Unless the Company Notice specifies all of the Offered Interest, within ten (10) days after the mailing of the Company Notice, each Class A Common Member which desires to purchase a portion of the Offered Interest shall give a written notice (the "ELECTION NOTICE") to the Company specifying the maximum portion of the Offered Interest such Member wishes to purchase.

         7.3.4 Exercise of Right of Refusal. If at the end of such 10-day period the aggregate Membership Interest specified in the Company Notice and the Election Notices is equal to or exceeds the Offered Interest, the Company shall be liable to purchase the portion of the Offered Interest specified in the Company Notice and each Class A Common Member which properly elects to purchase any of the Offered Interests (the "EXERCISING MEMBER") shall be jointly and severally liable to purchase the portion of the Offered Interest Properly Allocated (as defined below) to it, and the Transferring Member shall sell such Offered Interest on the terms set forth in the Notice, except if the consideration offered by the Proposed Transferee for the Offered Interest consists of property other than cash, then the Company and the Exercising Members shall pay for the Offered Interest in cash in an amount equal to the fair market value of such consideration determined in accordance with Section 7.3.1 above. The Offered Interests purchased by the Company pursuant to this Section 7.3 shall be deemed cancelled. For purposes of this Section 7.3.4, "PROPERLY ALLOCATED" means, with regard to allocation of Membership Interests among the Exercising Members, an allocation such that no Exercising Member's percentage of the Membership Interests being allocated, when divided by such Member's then Percentage Interest, shall be greater than a similar ratio for any other Exercising Member, except that of any Member which receives the maximum Membership Interest specified in its Election Notice.

         7.3.5 Failure to Exercise Right of First Refusal. Upon the expiration of the periods for exercise of the respective rights of first and second refusal by the Company and the Class A Common Members, unless they have agreed to purchase all of the Offered Interest, all, but not a portion, of the Offered Interest may (subject to Section 7.1) be Transferred within ninety (90) days to the Proposed Transferee, at the price and on the terms specified in the Notice. No Transfer of the Membership Interest specified in the Notice shall be made after the expiration of said 90-day period, nor shall any change in the Proposed Transferee or the terms of Transfer be made, without a new Notice and compliance with the provisions of this Section 7.3.

     7.4 Effective Date of Permitted Transfers. Any permitted Transfer of all or any portion of a Membership Interest shall be effective no earlier than the date following the date upon which the requirements of this Agreement have been met.

     7.5 Effect of Permitted Transfers. After the effective date of any Transfer of any part of a Membership Interest in accordance with this Agreement, the Membership Interest so Transferred shall continue to be subject to the terms, provisions, and conditions of this Agreement and any further Transfers shall be required to comply with all of the terms, provisions, and conditions of this Agreement. Any transferee of all or any portion of a Membership Interest shall take subject to the restrictions on Transfer imposed by this Agreement. Notwithstanding anything to the contrary in this Section 7.5, any part of a Membership Interest Transferred to the Company shall be deemed cancelled.

     7.6 Substitution of Members. Except as provided in Section 7.2, a transferee of a Membership Interest shall not have the right to become a substitute Member until each of the following is true: (i) the requirements of
Section 7.1.1 are satisfied; (ii) such Person executes an instrument satisfactory to the Members approving the transfer and to the Manager accepting and adopting the terms, provisions, and conditions of this Agreement, including without limitation Section 10.15 herein, with respect to the acquired Membership Interest; and (iii) such Person pays any reasonable expenses in connection with such Person's admission as a new Member. The admission of a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

                                  ARTICLE VIII

                   BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

     8.1 Books and Records. The Manager shall cause the books and records of the Company to be kept, and the financial position and the results of its operations to be recorded, in accordance with generally accepted accounting principles; provided, however, that the Manager may, to the extent appropriate under applicable tax and accounting principles, maintain separate and corresponding records for book and tax purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business.

     8.2 Delivery to Members and Inspection.

         8.2.1 Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Manager shall make available to the requesting Member information required to be maintained by Section 8.1; provided, however, that the Manager shall have the right to keep confidential from the Members, for such period of time as the Manager deems reasonable, any information which the Manager reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Manager in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

         8.2.2 Any request, inspection, or copying of information by a Member under this Section 8.2 may be made by that Person or that Person's agent or attorney.

     8.3 Financial Statements.

         8.3.1 General. The Manager shall provide any Member with such quarterly unaudited financial statements of the Company as such Member may from time to time reasonably request.

         8.3.2 Annual Report. The Manager shall cause annual audited financial statements to be sent to each Member holding more than one Unit not later than 120 days after the close of the calendar year. The report shall contain a balance sheet as of the end of the calendar year and an income statement and statement of changes in financial position for the calendar year. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and be accompanied by the report thereon of the independent accountants engaged by the Company.

     8.4 Tax Returns. The Manager shall cause to be prepared at least annually information necessary for the preparation of the Members' federal and state income tax and information returns. The Manager shall send or cause to be sent to each Member, or as soon as practicable following the end of each Allocation Period, but in no event later than July 15, (i) such information as is necessary to complete such Member's federal and state income tax or information returns, and (ii) a schedule setting forth each Member's Capital Account balance as of the end of the most recent Allocation Period. The Manager shall cause the income tax and information returns for the Company to be timely filed with the appropriate authorities. If a Member requests, the Company shall provide such Member with copies of the Company's federal, state, and local income tax or information returns for that year, tax-related schedules, work papers, appraisals, and other documents as reasonably required by such Member in preparing its tax returns.

     8.5 Other Filings. The Manager also shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Certificate and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations.

     8.6 Bank Accounts. The Manager shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

     8.7 Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Manager or the Board. The Manager or the Board may rely upon the advice of the Company's accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes or financial accounting purposes (as applicable).

     8.8 Tax Matters.

         8.8.1 Taxation as Partnership. The Company shall be treated as a partnership for tax purposes. The Company shall avail itself of any election or procedure under the Code or the Regulations and under state and local tax law, including any "check-the-box" election, for purposes of having an entity classified as a partnership for tax purposes, and the Members shall cooperate with the Company in connection therewith and hereby authorize the Manager, directors, and officers to take whatever actions and execute whatever documents are necessary or appropriate to effectuate the foregoing.

         8.8.2 Elections; Tax Matters Partner. Subject to the provisions of this Agreement, the Manager shall from time to time cause the Company to make such tax elections as it deems to be necessary or appropriate. The Members hereby designate CII as the "tax matters partner" (within the meaning of Code Section 6231(a)(7)) to represent the Company in connection with all examinations of the Company's affairs by tax authorities, including without limitation resulting judicial and administrative proceedings, and shall expend Company funds for professional services and costs associated therewith.

         8.8.3 Section 754 Election. The Company shall elect, pursuant to
Section 754 of the Code and any like provision of applicable state law, to adjust the Basis of the Company's property with respect to its first taxable year; each Member agrees to provide the Company with all information necessary to give effect to such elections. The Company will not revoke any elections under Section 754 of the Code or any like provision of applicable state law in effect for itself or for any of the Falcon Companies and will administer the elections so as to reflect (i) gain recognized by the Falcon Sellers with respect to the sale of the Falcon Purchased Interests and the contribution of the Falcon Contributed Interest to the

Company and (ii) gain recognized by the Members with respect to their dispositions of the Units.

         8.8.4 Falcon Allocation Agreements. The sum of (i) the Falcon Cash Consideration allocable (pursuant to Section 2.3(d) of the Falcon Purchase Agreement) to the membership interest in CC VII, LLC, a Delaware limited liability company, and to the partnership interests in Falcon other than the Falcon Contributed Interest, (ii) the Falcon Equity Value, and (iii) liabilities of the Falcon Companies allocable pursuant to Section 752 of the Code to the partnership interests in Falcon, shall be allocated among the assets of the Falcon Companies that are tax partnerships in accordance with the Falcon Allocation Agreement (as defined in Section 6.10(h) of the Falcon Purchase Agreement), and the aggregate gross value of all the membership interests in the Company (including liabilities of the Company and its Subsidiaries) shall be allocated among the assets of the Company and its Subsidiaries in accordance with the Charter Allocation Agreement (as defined in Section 6.10(h) of the Falcon Purchase Agreement). Unless otherwise required by applicable law, CII and Class D Common Members agree to act, and cause their respective Affiliates to act, in accordance with the allocations provided herein in any relevant tax returns or similar filings.

                                   ARTICLE IX

                           DISSOLUTION AND WINDING UP

     9.1 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs shall be wound up on the first to occur of the following:

              (a) The entry of a decree of judicial dissolution pursuant to
Section 18-802 of the Act;

              (b) The Approval of the Members; provided, however, that (i) prior to the beginning of the Put Period (as defined in the Bresnan Put Agreement), the Company will not be dissolved or liquidated without the consent of all Bresnan Holders, which consent shall not be unreasonably withheld, and (ii) the Company will not be dissolved or liquidated unless (x) such dissolution or liquidation can be accomplished in a manner that does not cause adverse tax or economic consequences to TCI Bresnan LLC and/or TCID of Michigan, Inc. (taking into account any compensation to be provided to such entities) in excess of One Million Dollars ($1,000,000) or (y) the Company receives the written consent of such adversely affected entity; or

              (c) The last remaining Member's ceasing to be a Member of the Company unless the Company is continued without dissolution in accordance with the Act.

     9.2 Winding Up. Upon the occurrence of any event specified in Section 9.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Manager shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the assets and liabilities of the Company, shall either cause its assets to be sold to any Person or distributed to a Member, and if sold, as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in
Section 9.5 herein. All actions and decisions required to be taken or made by such Person(s) under this Agreement shall be taken or made only with the consent of all such Person(s).

     9.3 Distributions in Kind. Any non-cash asset distributed to one or more Members shall first be valued at its fair market value to determine the gain or loss that would have been included in the amounts allocated pursuant to Article VI if such asset were sold for such value. Such gain or loss shall then be allocated pursuant to Article VI, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to).

     9.4 Determination of Fair Market Value. For purposes of Section 9.2 and 9.3, the fair market value of each asset of the Company shall be determined in good faith by the Manager, or if the Common Members holding more than one percent (1%) of all outstanding Common Units request, by an independent, third-party appraiser experienced in the valuation of the type of assets at issue, selected in good faith by the Manager and the Common Members requesting such appraisal. The Company shall bear the costs of the appraisal.

     9.5 Order of Distributions Upon Liquidation. After satisfying (whether by payment or reasonable provision for payment) the debts and liabilities of the Company to the extent required by law, including without limitation debts and liabilities to Members who are creditors of the Company to the extent permitted by law, the remaining assets shall be distributed to the Members in the following order:

         9.5.1 First, to the Class A Preferred Members as of the date of distribution, pro rata to such Members in accordance with the respective sums of
(i) their Class A Preferred Contributed Amounts in respect of the Class A Preferred Units then held by them, and (ii) the Class A Preferred Return Amounts with respect to such Units, until each such Member shall have received an amount equal to such sum with respect to such Member as of the date of distribution; provided, however, that no distribution shall be made pursuant to this Section
9.5.1 that creates or increases a Capital Account deficit for any Member which exceeds such Member's obligation deemed and actual to restore such deficit, determined as follows: Distributions shall first be determined tentatively pursuant to this Section 9.5.1 without regard to the Members' Capital Accounts, and then the allocation provisions of Article VI shall be applied tentatively as if such tentative distributions had been made. If any Member shall thereby have a deficit Capital Account which exceeds such Member's obligation (deemed or actual) to restore such deficit, the actual distribution to such Member pursuant to this Section 9.5.1 shall be equal to the tentative distribution to such Member less the amount of the excess to such Member; and

         9.5.2 Second, to the Common Members in accordance with their positive Capital Account balances, after taking into account income and loss allocations for the Company's taxable year during which liquidation occurs.

     Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety
(90) days after the date of such liquidation.

     9.6 Limitations on Payments Made in Dissolution. Each Member shall be entitled to look solely to the assets of the Company for the return of such Member's positive Capital Account balance. Notwithstanding that the assets of the Company remaining after payment of or due provision for all debts, liabilities, and obligations of the Company may be insufficient to return the Capital Contributions or share of Net Profits reflected in such Member's positive Capital Account balance, a Member shall have no recourse against the Company or any other Member.

     9.7 Certificate of Cancellation. Upon completion of the winding up of the affairs of the Company, the Manager, as an authorized person, shall cause to be filed in the office of the Delaware Secretary of State, an appropriate certificate of cancellation.

     9.8 Termination. The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this Article IX, and the certificate of cancellation is filed in accordance with Section 9.7.

     9.9 No Action for Dissolution. Except as expressly permitted in this Agreement and to the fullest extent permitted by law, a Member shall not take any voluntary action that directly causes a dissolution of the Company.

     9.10 Bankruptcy of a Member. The bankruptcy (as defined in the Act) of a Member shall not cause the Member to cease to be a Member of the Company, and upon such an event, the Company shall continue without dissolution.

                                   ARTICLE X

                                  MISCELLANEOUS

     10.1 Complete Agreement. This Agreement (including any schedules or exhibits hereto), any documents referred to herein or therein (the "TRANSACTION DOCUMENTS"), and the Certificate contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. Except for the Transaction Documents, this Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. The parties acknowledge that this Agreement contains provisions that are not yet effective because they relate to the transactions described in recitals E and F contemplated but not yet consummated. The relevant provisions shall be given effect only upon and to the extent of the consummation of each of such transactions on the Class C Common Measuring Date and the Class D Common Measuring Date.

     10.2 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement shall be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

     10.3 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

     10.4 Pronouns; Statutory References; Agreement References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, or other statutes or laws shall include all amendments, modifications, or replacements of the specific sections and provisions concerned. Any reference to any agreement defined in
Article I of this Agreement shall include all amendments, modifications, or replacements of the specific sections and provisions concerned.

     10.5 Headings. All headings herein are inserted only for convenience and ease of reference and shall not be considered in the construction or interpretation of any provision of this Agreement.

     10.6 References to this Agreement. Numbered or lettered articles, sections, and subsections herein contained refer to articles, sections, and subsections of this Agreement unless otherwise expressly stated.

     10.7 Governing Law. This Agreement shall be enforced, governed by, and construed in accordance with the laws of the State of Delaware, regardless of the choice or conflict of laws provisions of Delaware or any other jurisdiction.

     10.8 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid shall not be affected thereby.

     10.9 Additional Documents and Acts. Each Member agrees to execute and deliver, from time to time, such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

     10.10 Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement shall be in writing (which may include facsimile) and shall be deemed to have been given and received when delivered to the address specified by the party to receive the notice. The respective address of each Member shall be as set forth on Schedule A attached hereto. Any party may, at any time by giving five (5) days' prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice shall be given.

     10.11 Amendments. Any amendment to this Agreement shall be adopted and be effective as an amendment hereto only upon the Approval of the Members; provided, however, (i) that this Agreement may not be amended in a manner that is adverse to the

Class D Common Members and that treats the Class D Common Units in a discriminatory manner vis-a-vis the Class A Common Units, without the consent of Class D Common Members owning a majority of the Class D Common Units adversely affected, (ii) that this Agreement may not be amended in a manner that is adverse to the Class C Common Members, without the consent of Class C Common Members owning a majority of the Class C Common Units adversely affected, (iii) that this Agreement may not be amended in a manner that is adverse to the Class A Common Members, without the approval of the Class A Common Members owning a majority of the Class A Common Units adversely affected, and (iv) that this Agreement may not be amended (a) in a manner that is adverse to the Class A Preferred Members with respect to their redemption and preferred return rights under Section 3.5.2 or 3.5.3, transfer rights under Section 7.2.5, or liquidation rights under Section 9.5.1 or (b) in a manner that adversely alters any other expressly articulated rights of the Class A Preferred Members hereunder and that treats the Class A Preferred Members in a discriminatory manner vis-a-vis the Common Members, without the consent of Class A Preferred Members owning a majority of the Class A Preferred Units. Without limiting the generality of the foregoing, no consent of the Members, other than the Approval of the Members, shall be required to amend this Agreement (x) to issue additional Units or any other securities of the Company pursuant to the terms of this Agreement, (y) to admit additional Members in connection with any issuance of Units to such Persons pursuant to the terms of this Agreement, or (z) to subdivide or combine any outstanding Units pursuant to Section 3.6.1 of this Agreement. Each Member hereby irrevocably constitutes and appoints the Manager as its true and lawful attorney-in-fact, in its name, place, and stead, to make, execute, acknowledge, and file any duly adopted amendment to or restatement of this Agreement. It is expressly intended by each Member that the power of attorney granted by the preceding sentence is coupled with an interest, shall be irrevocable, and shall survive and not be affected by the subsequent disability or incapacity of such Member (or if such Member is a corporation, partnership, trust, association, limited liability company or other legal entity, by the dissolution or termination thereof).

     10.12 No Interest in Company Property; Waiver of Action for Partition. No Member has any interest in specific property of the Company or any Subsidiary. Without limiting the foregoing, each Member irrevocably waives during the duration of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

     10.13 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     10.14 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any Person may be lawfully entitled.

     10.15 Investment Representation. Each Member hereby represents to, and agrees with, the other Members and the Company that such Member is acquiring the Membership Interest for investment purposes for such Member's own account only and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other Person will have any direct or indirect beneficial interest in or right to the Membership Interest.

     10.16 Spousal Consent. Each Member who is a married individual shall, upon becoming a Member or, if later, upon becoming married, cause his spouse to execute a spousal consent in the form attached hereto as Schedule 10.16 and shall furnish such consent to the Company.

     IN WITNESS WHEREOF, the Members have executed this Agreement, effective as of the date first written above.



                                      Charter Investment, Inc.


                                      By: ___________________________________
                                          Name:
                                          Title:




                                      Vulcan Cable III Inc.


                                      By: ___________________________________
                                          Name:
                                          Title:






                                      Charter Communications, Inc.


                                      By: ___________________________________
                                          Name:
                                          Title:

                                       Rifkin Holders

                                       __________________________________

         Accepting its appointment as the Manager of the Company under and to the extent provided in Section 5.1.1 of this Agreement:



                                   Charter Investment, Inc.


                                   By: ___________________________________
                                       Name:
                                       Title:



                                   Charter Communications, Inc.


                                   By: ___________________________________
                                       Name:
                                       Title:

                                   SCHEDULE A


                       MEMBERS; ADDRESS; NUMBER OF UNITS




                                                                               NUMBER OF UNITS
                                                 -------------------------------------------------------------------------------
                                                 CLASS A COMMON       CLASS B COMMON    CLASS A PREFERRED      CLASS A PREFERRED
MEMBER/ADDRESS                                                                                                CONTRIBUTED AMOUNT
Charter Investment, Inc.                           217,585,243
12444 Powerscourt Drive, Suite 400
St. Louis, Missouri 63131
Attn:  Jerald L. Kent

Vulcan Cable III Inc.                              __________
110 110th Avenue, N.E., Suite 550
Bellevue, WA 98004

Charter Communications, Inc.                                            __________
12444 Powerscourt Drive, Suite 400
St. Louis, Missouri 63131

Kevin B. Allen                                                                              5,188,139                $5,188,139
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

Paul A. Bambei                                                                                127,909                  $127,909
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

Jeffrey D. Bennis                                                                           2,794,309                $2,794,309
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

Stephen E. Hattrup                                                                            340,591                  $340,591
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

                                                                                NUMBER OF UNITS
                                                 --------------------------------------------------------------------------------
                                                 CLASS A COMMON       CLASS B COMMON    CLASS A PREFERRED      CLASS A PREFERRED
MEMBER/ADDRESS                                                                                                 CONTRIBUTED AMOUNT
Morris Children's Trust                                                                          1,301,648           $1,301,648
c/o Charles R. Morris III
4875 South El Camino Drive
Englewood, CO 80111

CRM II Limited Partnership, LLLP                                                                 4,509,283           $4,509,283
c/o Charles R. Morris III
4875 South El Camino Drive
Englewood, CO 80111

Lucille Maun                                                                                        94,165              $94,165
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

Peter N. Smith                                                                                     333,896             $333,896
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

Dale D. Wagner                                                                                     591,092             $591,092
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

Interlink Investment Corp                                                                        9,395,889           $9,395,889
c/o Kevin B. Allen
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

Monroe M. Rifkin                                                                                 5,015,511           $5,015,511
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

Bruce A Rifkin                                                                                   1,253,657           $1,253,657
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

                                                                                 NUMBER OF UNITS
                                                 --------------------------------------------------------------------------------
                                                 CLASS A COMMON       CLASS B COMMON    CLASS A PREFERRED      CLASS A PREFERRED
MEMBER/ADDRESS                                                                                                 CONTRIBUTED AMOUNT
Stuart G. Rifkin                                                                                 4,921,689           $4,921,689
Baker & Hostetler
303 E. 17th Avenue, Suite 1100
Denver, CO 80202

Ruth Rifkin Bennis                                                                               3,573,973           $3,573,973
5570 Preserve Drive
Greenwood Village, CO 80121

Rifkin Family Investment Company, LLLP                                                          40,291,828          $40,291,828
c/o Monroe M. Rifkin, General Partner
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

Rifkin & Associates, Inc.                                                                       30,636,166          $30,636,166
c/o Monroe M. Rifkin
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

Indiana Cablevision Management Corp                                                              2,834,366           $2,834,366
c/o Monroe M. Rifkin
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

Charles R. Morris, III                                                                           6,213,875           $6,231,875
4875 South El Camino Drive
Englewood, CO 80111

360 Group                                                                                        2,761,721           $2,761,721
c/o Monroe M. Rifkin
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

                                                                               NUMBER OF UNITS
                                                 --------------------------------------------------------------------------------
                                                 CLASS A COMMON       CLASS B COMMON    CLASS A PREFERRED      CLASS A PREFERRED
MEMBER/ADDRESS                                                                                                 CONTRIBUTED AMOUNT
Rifkin Children's Trust                                                                          3,042,190           $3,042,190
c/o Monroe M. Rifkin, Co-Trustee
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

Rifkin Children's Trust-II                                                                       1,628,551           $1,628,551
c/o Monroe M. Rifkin, Co-Trustee
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

Rifkin Children's Trust-III                                                                      6,461,670           $6,461,670
c/o Monroe M. Rifkin, Co-Trustee
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, CO 80209

                                  SCHEDULE 3.3

         Taking into account the effect of conversion of any Units into Class A Common Units or Class B Common Units at the time of the IPO, for each Class A Common Member and Class B Common Member, the amount of such Member's initial Capital Account balance as of the Class B Common Measuring Date shall equal an amount such that the following ratio is the same for each such Member: the amount of such Member's Capital Account balance with respect to such Member's Common Units as of the Class B Common Measuring Date plus, for a Class B Common Member, the amount of any Capital Contributions to be made by such Member pursuant to Section 3.1.3(a) which have not yet been made as of the Class B Common Measuring Date, divided by the number of Common Units held by such Member as of the Class B Common Measuring Date. Such Capital Account balances shall be set forth on this Schedule 3.3, which shall be completed as soon as practicable following the Class B Common Measuring Date.

                                 SCHEDULE 3.6.6

         On the Class D Common Measuring Date, the number of Class D Common Units issued to FHGLP will be the product of (i) the total number of Common Units issued and outstanding immediately after the issuance of Class D Common Units pursuant to Section 3.6.6 and (ii) the ratio, the numerator of which will equal the Falcon Equity Value and the denominator of which will equal the sum of
(x) the Charter Value and (y) the Falcon Equity Value; provided, however, that to the extent that the assets described in clause (v) of the definition of Charter Value have not been acquired by the Company or its Subsidiaries and the "definitive agreements" to which such assets are subject are terminated, then Class D Common Members shall be issued additional Class D Common Units in an amount sufficient to provide them with the same economic interests in the Company that they would have had if the Charter Value determined as of the Class D Common Measuring Date had been reduced by the value of such assets determined in clause (v) (taking into account distributions from the Company to its Members and other events occurring after the Class D Common Measuring Date but prior to the issuance of additional Class D Common Units to Class D Common Members); provided, further, that if prior to the Class D Common Measuring Date, CII or the Company has taken an action (other than dispositions of obsolete equipment or other equipment deemed to be unnecessary in the ordinary operations of the Company's business) that has resulted in a reduction in the assets of the Company, then an appropriate adjustment (as mutually agreed between FHGLP and CII) may be made to the number of Class D Common Units in the Company received by FHGLP to reflect such reduction.